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                                                                    EXHIBIT 10.1

                          REAL ESTATE PURCHASE CONTRACT

         This Real Estate Purchase Contract (the "CONTRACT") is entered into as of the 23rd day of July, 2003 (the "EXECUTION DATE") by and between MCI WORLDCOM NETWORK SERVICES, INC., a Delaware corporation ("SELLER"), and COMMERCIAL NET LEASE REALTY, INC., a Maryland corporation (or an affiliate or related entity thereof) ("PURCHASER").

                                    RECITALS:

         A. On July 21, 2002 and November 8, 2002, Seller and certain of its domestic affiliates filed voluntary petitions for relief under Chapter 11 of title 11, United States Code (the "BANKRUPTCY CODE") in the United States Bankruptcy Court for the Southern District of New York (the "BANKRUPTCY COURT"). Seller is continuing to operate its business and manage its properties as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

         B. Seller desires to sell and Purchaser desires to purchase from Seller certain property on the terms and subject to the conditions set forth herein.

         In consideration of the representations and covenants set forth herein, Purchaser and Seller hereby agree as follows:

         1. PURCHASE AND SALE. Seller agrees to sell to Purchaser, and Purchaser agrees to buy from Seller, in accordance with the terms, conditions and stipulations set forth in this Contract, all of Seller's right, title and interest in and to (i) those certain parcels of real property located at 601 and 701 South 12th Street, Arlington, Virginia, as more particularly described in Exhibit A, and any and all improvements thereon and appurtenances thereto (the "REAL PROPERTY"), (ii) the furniture, furnishings, fixtures, equipment, inventory and other tangible personal property located at the Real Property and owned by Seller (but excluding any such items as are located in the Terminal Space (hereinafter defined), which shall remain the property of Seller), subject to the rights of the tenants under the TSA Lease (hereinafter defined) (collectively, the "PERSONAL PROPERTY"), (iii) the construction and other contracts which are set forth on Exhibit B (collectively, the "CONSTRUCTION CONTRACTS"), (iv) the management contracts, utility contracts, service contracts, equipment leases, maintenance contracts, and other agreements pertaining to the Real Property all of which are set forth on Exhibit C (collectively, "SERVICE CONTRACTS"), (v) all plans and specifications; engineering plans and studies; floor plans and landscape plans pertaining to the Real Property in Seller's possession, (vi) all mineral, oil and gas rights, water rights, sewer rights and other utility rights allocated to the Real Property, (vii) all leases of any portion of the Real Property, (viii) all appurtenances, easements, licenses, privileges and other property interests belonging or appurtenant to the Real Property, and (ix) all right, title and interest of Seller in and to any roads, streets and ways, public and private, serving the Real Property (including, without limitation, all rights to develop the land granted by governmental entities having jurisdiction over said land) (all of the foregoing items in (i)-(ix) above, collectively, the "PROPERTY").

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         2.       PAYMENT OF PURCHASE PRICE.

                  A. The total purchase price to be paid to Seller by Purchaser for the Property shall be $142,800,000 (One Hundred Forty Two Million Eight Hundred Thousand Dollars), subject to the prorations and adjustments that are more particularly set forth in this Contract (the "PURCHASE PRICE").

                  B. Upon execution of this Contract, Purchaser shall deposit with Chicago Title Insurance Co., 711 Third Avenue, New York, New York 10017, Attention: Robert Simins) (the "ESCROW AGENT") an amount equal to $14,280,000 (Fourteen Million Two Hundred Eighty Thousand Dollars) in immediately available funds. Such deposit shall be held by the Escrow Agent in accordance with the terms of the Escrow Agreement annexed hereto as Exhibit D. Said sum, together with any interest earned thereon or any additions made thereto shall be referred to herein as the "DEPOSIT." The Deposit shall be nonrefundable, except as expressly set forth herein. At the time of closing of this transaction (the "CLOSING"), the Deposit shall be applied toward the Purchase Price. At Closing, Purchaser shall remit the remainder of the Purchase Price by wire transfer of immediately available funds to the Escrow Agent for the account of Seller.

         3. TITLE AND SURVEY. On or prior to the date hereof, Seller has delivered to Purchaser a title insurance commitment (the "TITLE BINDER") from the Escrow Agent and a current ALTA Survey of the Property, as each are more particularly described on Exhibit E. Purchaser has approved the state of title to the Property and all matters disclosed in the Title Binder (as anticipated to be impacted by the Sale Order (hereinafter defined)) and Survey. At Closing, Purchaser shall obtain a title insurance policy (the "TITLE POLICY") from Escrow Agent and shall pay all premiums and costs and expenses in connection therewith.

         4.       CONDITION OF PROPERTY.

                  A. The Property is being sold in "AS IS" condition without any representations and warranties of Seller whatsoever other than as specified in Section 13. Seller shall deliver the Property at Closing in materially the same condition as existed on the Execution Date, ordinary wear and tear excepted, subject to the terms of the Equipment Site Lease (hereinafter defined) and the TSA Lease.

                  B. Purchaser acknowledges that Seller and the Government (hereinafter defined) will, in the ordinary course of business, be entering into "Supplemental Lease Agreements" (each an "SLA" and collectively, the "SLAs") with respect to the TSA Lease (as hereinafter defined), and that with respect to those SLAs, including but not limited to those addressing the acceptance of space each month and de minimis change orders, which do not alter any of the material terms of the TSA Lease ("Standard SLAs"), Purchaser hereby consents to the execution thereof by Seller on an ongoing basis prior to Closing. Seller shall provide copies of all such Standard SLAs to Purchaser prior to their execution. From and after the end of the Execution Date and until this Agreement shall have terminated (or be deemed to have been terminated), Seller shall not enter into any non-standard SLAs without Purchaser's prior consent, which consent shall not be unreasonably withheld, conditioned or delayed.

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                  C.       Purchaser hereby releases Seller from and waives all
claims, demands, actions, and causes of action against Seller and its estate for damages, losses, expenses or injuries arising out of the condition of the Property, including, but not limited to claims, demands, actions, and causes of action for damages, losses, expenses or injuries arising out of preexisting environmental conditions.

         5. DEFECTS IN TITLE. Seller shall convey title to the Property by special warranty deed in the form annexed hereto as Exhibit H. Title shall be subject to all matters that are disclosed in Purchaser's Title Binder (as modified by the Sale Order), the ATLA Survey, the Equipment Site Lease and the TSA Lease. From and after the Execution Date, Seller shall not further encumber or restrict the title to the Property, permit any liens, mortgages, deeds of trust, easements or other encumbrances to be placed against the Property or any part thereof without Purchaser's prior written consent.

         6.       CONTRACTS / LEASES.

                  A. At Closing, Purchaser shall assume all obligations of Seller, as Landlord, under the TSA Lease (as further described on Attachment A to Exhibit F hereof, and together with any and all SLAs executed in accordance with this Contract, the "TSA LEASE"), pursuant to an assignment and assumption agreement in the form annexed hereto as Exhibit N, which shall provide, among other things, that Purchaser shall fully indemnify Seller from and against any and all liabilities, obligations, costs, and expenses under the TSA Lease. Upon Closing, Seller will cooperate with the United States of America (the "GOVERNMENT"), and Purchaser to obtain the execution by the Government of a novation agreement by and among the Government, Seller and Purchaser regarding the TSA Lease in the form annexed hereto as Exhibit F (the "NOVATION AGREEMENT"). If, prior to its execution, the Government requires changes to the Novation Agreement to be signed by Purchaser and Seller at Closing, then such changes shall be reasonably accommodated by Purchaser and Seller.

                  B. At Closing, Seller agrees to assign to Purchaser, to the extent assignable, Seller's interest in the Service Contracts. Purchaser shall execute an assumption of Seller's obligations under such Service Contracts that arise from and after Closing in the form annexed hereto as Exhibit J. Purchaser acknowledges that Seller does not represent or warrant that Purchaser will be entitled to the assignment of any of the Service Contracts except to the extent such assignment is approved by the Bankruptcy Court. If Seller is unable to obtain Bankruptcy Court approval of the assignment of any of the Service Contracts to Purchaser, there shall be no cost or penalty to Seller and this Contract shall otherwise remain in full force and effect.

                  C. At Closing, Purchaser shall assume all obligations of Seller under the Construction Contracts pursuant to an assignment and assumption agreement in the form annexed hereto as Exhibit K, which shall provide, among other things, that Purchaser shall fully indemnify Seller from and against any and all liabilities, costs, and expenses under the Construction Contracts.

         7. CLOSING. The Closing shall occur within ten (10) days after entry of an order of the Bankruptcy Court pursuant to, among other things, sections 363 and 365 of the Bankruptcy

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Code authorizing Seller to sell the Property to Purchaser free and clear of liens, claims and encumbrances and consummate the transactions contemplated herein, substantially in the form annexed hereto as Exhibit G (the "SALE ORDER"); provided, however, that the Closing shall not occur if a temporary restraining order, preliminary or permanent injunction or other order issued by the Bankruptcy Court or any other court of competent jurisdiction or other enforceable legal restraint or prohibition (collectively, "LEGAL RESTRAINTS"), shall be in effect or pending which materially delays, restrains, enjoins or otherwise prohibits or seeks to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by the Sale Order and the transactions contemplated hereby. The Closing shall take place at the offices of Seller's attorney during normal business hours.

         8.       PRORATIONS AND ADJUSTMENTS AT CLOSING.

                  A. Ad valorem and similar taxes assessed against the Property shall be prorated between Seller and Purchaser at the time of Closing on the basis of a 365 day year, with the Purchaser liable for ad valorem and similar taxes assessed against the Property from and after the day of Closing. Any then due but unpaid special assessments, special improvement district or taxing district levies, shall be prorated in the same manner as ad valorem taxes. Seller and Purchaser shall also prorate at the time of Closing payments under Service Contracts assumed by Purchaser, utility charges, and any other operating expenses or other items pertaining to the Property that are customarily prorated between sellers and purchasers in Northern Virginia commercial real property sales. To the extent that any item, which would otherwise be apportioned between Purchaser and Seller pursuant to the terms of this Contract, is the obligation of tenant under the TSA Lease, such items should not be subject to prorations under this provision. There shall be no charge to Purchaser for supplies on hand, if any, relating to the operation and maintenance of the Property, all of which shall be transferred to Purchaser subject to the rights of Seller under the Equipment Site Lease and the TSA Lease. The foregoing obligations shall survive the Closing.

                  B. In the event that there shall be any rents or other charges under any leases which, although relating to a period prior to Closing, do not become due and payable until after Closing or are paid prior to Closing but are subject to adjustment after Closing, such as rent from the Government (as defined in Section 6(a) herein) which is paid in arrears and year-end common area expense reimbursements (which such rent and other charges, along with any and all past due amounts from the Government are sometimes referred to herein collectively as the "SPECIAL RENT"), then any rents or charges of such type received by Purchaser or its agents or Seller or its agents subsequent to Closing shall, to the extent applicable to a period extending through Closing, be prorated between Seller and Purchaser as of Closing and Seller's portion thereof shall be remitted promptly to Seller by Purchaser. Purchaser acknowledges that any Special Rent that may be received by Purchaser but due to Seller from the Government shall be timely remitted to Seller without setoff or deduction of any kind (it being understood that the obligation of Purchaser to remit, and the right of Seller to receive the same is unconditional).

                  C. Purchaser shall reimburse Seller for actual payments made by Seller under those Construction Contracts set forth in Exhibit B annexed hereto with respect to: (i) the warm lit shell requirements under the TSA Lease, which amount shall not exceed $6,976,730;

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(ii) tenant improvements required under the TSA Lease, which amount shall not exceed $19,664,280; and (iii) the architectural agreement in respect of the warm lit shell requirement under the TSA Lease, which amount shall not exceed $157,850. At Closing, Seller shall pay a commission to Spaulding and Slye under that certain agreement dated October 8, 2002, between Spaulding and Slye, LLC and Seller (the "S&S AGREEMENT"), which provides for the payment of a brokerage commission. At Closing, Purchaser shall remit to Seller in immediately available funds the sum of $2,135,417.91 to reimburse Seller for amounts paid in connection with the S&S Agreement.

         9. TRANSACTION COSTS. Seller shall be responsible for the cost of preparing the deed. At Closing, Purchaser shall reimburse Seller for the cost of the Title Binder and the Survey. Purchaser shall pay the cost of conducting its due diligence studies, the Title Policy, the state and local grantee's recording taxes, sales taxes, recording fees, the escrow charges imposed by the Escrow Agent, and transfer taxes required to be paid. Each party shall pay its own attorneys', brokers' and consultants' fees. Pursuant to the Motion (hereinafter defined), Seller shall request that the Sale Order entered by the Bankruptcy Court exempt the sale of the Property under this Contract from state and local grantee's recording taxes and transfer taxes which may be payable by reason of the sale of the Property under this Contract or the transactions contemplated herein (collectively, the "TRANSFER TAXES"). In the event that the Sale Order entered by the Bankruptcy Court does not provide such an exemption and Transfer Taxes are required to be paid in order to record the deed to be delivered to Purchaser in accordance herewith, or in the event any such Transfer Taxes are assessed at any time thereafter, then all such Transfer Taxes associated with the recordation of the special warranty deed, including, without limitation, transfer and recordation taxes and documentary stamps, shall be paid by Purchaser at Closing or, if assessed at any time thereafter, shall be paid promptly following such assessment. Purchaser and Seller agree to provide each other reasonable assistance in the preparation and filing of any and all required transfer tax returns for or with respect to such Transfer Taxes with any and all appropriate taxing authorities.

         10.      SPECIAL WARRANTY DEED AND OTHER DOCUMENTS REQUIRED FOR
CLOSING.

                  A.       At the Closing, Seller shall deliver the following:

                           (i)      A special warranty deed, conveying fee
simple title to the Property, in the form annexed hereto as Exhibit H;

                           (ii)     A duly executed bill of sale conveying the
Personal Property, in the form annexed hereto as Exhibit I;

                           (iii)    Assignment and assumption agreement for the
Service Contracts being assigned to Purchaser pursuant to Section 6, in the form annexed hereto as Exhibit J ;

                           (iv)     Assignment and assumption agreement for the
Construction Contracts being assigned to Purchaser pursuant to Section 6, in the form annexed hereto as Exhibit K;

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                           (v)      Such documents evidencing the legal status,
good standing and authority of Seller that may be required by the Escrow Agent for issuance of the Title Policy;

                           (vi)     An affidavit duly executed by Seller stating
that Seller is not a "foreign person" as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and 1984 Tax Reform Act, in the form annexed hereto as Exhibit L;

                           (vii)    A release and termination agreement in
recordable form to terminate the Memorandum of Lease between MCI Realty Corporation and MCI Telecommunications Corporation recorded in the land records of Arlington County, Virginia in Deed Book 2123, page 1026;

                           (viii)   a true and correct copy of the Sale Order
(hereinafter defined);

                           (ix)     An affidavit to Escrow Agent relating to
Purchaser's title insurance policy, in the form annexed hereto as Exhibit M;

                           (x)      Assignment and assumption agreement for the
TSA Lease being assigned to Purchaser, in the form annexed hereto as Exhibit N;

                           (xi)     A Statement of Lease with respect to the TSA
Lease which Statement of Lease shall be on the Government's then-current standard form or as otherwise required by Section 5 of the Form 3517B of the TSA Lease;

                           (xii)    The Novation Agreement pursuant to Section
6(a) above, executed by Seller; and

                           (xiii)   A closing statement.

                  B. At the Closing, Purchaser shall deliver the following:

                           (i)      The Purchase Price, less any portion of the
Deposit that is applied, in cash or immediately available funds;

                           (ii)     Such documents evidencing the legal status,
good standing and authority of Purchaser that may be required by the Escrow Agent for issuance of the Title Policy;

                           (iii)    Assignment and assumption agreement for the
Service Contracts being assigned to Purchaser pursuant to Section 6, in the form annexed hereto as Exhibit J;

                           (iv)     Assignment and assumption agreement for the
Construction Contracts being assigned to Purchaser pursuant to Section 6, in the form annexed hereto as Exhibit K;

                           (v)      Assignment and assumption agreement for the
TSA Lease being assigned to Purchaser, in the form annexed hereto as Exhibit N;

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                           (vi)     The Novation Agreement pursuant to Section
6(a) above, executed by Purchaser;

                           (vii)    A closing statement; and

                           (viii)   A duly executed and acknowledged easement in
favor of Seller in the form annexed hereto as Exhibit O.

         11. EQUIPMENT SITE LEASE. At Closing, Purchaser and Seller shall enter into an equipment site lease (the "EQUIPMENT SITE LEASE") for a portion of the premises at 601 S. 12th Street, as further described therein (the "TERMINAL SPACE"), in accordance with the terms of an Equipment Site Lease, in the form annexed hereto as Exhibit P.

         12. POSSESSION. Possession of the Property, free and clear of all tenants or other parties in possession, except in accordance with the Equipment Site Lease and the TSA Lease, shall be delivered to Purchaser on the day of Closing.

         13.      REPRESENTATIONS AND WARRANTIES.

                  A. Seller represents and warrants the following to Purchaser as of the Closing:

                           (i)      Subject to Section 30 herein: (a) Seller has
the full right, power and authority to sell and convey the Property to Purchaser as provided in the Contract and to carry out Seller's obligations hereunder; (b) all requisite corporate or other actions necessary to authorize Seller to enter into this Contract and to perform its obligations thereunder have been taken; and (c) the execution, delivery and performance by Seller of this Contract will not conflict with or cause a default under any other agreement.

                           (ii)     Seller is duly organized, validly existing
and in good standing in the State of Delaware.

                           (iii)    Subject to Section 30 herein, the person
executing this Contract on behalf of Seller is duly empowered to do so and thus to bind Seller to perform in compliance with the Contract.

                           (iv)     Upon obtaining entry of the Sale Order, the
execution and delivery of this Contract, the consummation of the transactions contemplated herein and the performance of, fulfillment of and compliance with the terms and conditions hereof by Seller do not and will not: (a) conflict with or result in the breach of the organizational documents of Seller; or (b) to Seller's knowledge, violate any statute, law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority.

                           (v)      Seller represents and warrants that no real
estate broker has been involved in this transaction on its behalf other than Hilco Real Estate, LLC, whose fees shall be payable solely by Seller. If any broker should make a claim for a commission based upon the actions of Seller, Seller shall indemnify, defend and hold Purchaser harmless from such claim.

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                           (vi)     Seller has received no notice of default
under the TSA Lease.

                  Notwithstanding the foregoing or any other provision of this Contract, in the event that Purchaser has actual knowledge of such facts or disclosure of circumstances that are at variance with any of Seller's representations or warranties, and if Purchaser thereafter consummates Closing, Purchaser shall be deemed to have accepted such variant facts and circumstances and Seller's representations and warranties shall be deemed excised or modified to comport with such variant facts and circumstances.

                  B. Purchaser represents and warrants to Seller, as a material condition to Seller's obligations pursuant to the Contract, the following as of the date hereof and as of the date of Closing:

                           (i)      Purchaser has the full right, power and
authority to purchase the Property as provided in the Contract and to carry out Purchaser's obligations hereunder. All requisite corporate or other actions necessary to authorize Purchaser to enter into this Contract and to perform its obligations thereunder have been taken. The execution, delivery and performance by Purchaser of this Contract will not conflict with or cause a default under any other agreement.

                           (ii)     Purchaser is duly organized, validly
existing and in good standing in the State of Maryland and is, or will be at Closing, qualified to do business in the Commonwealth of Virginia.

                           (iii)    The person executing this Contract on behalf
of Purchaser is duly empowered to do so and thus to bind Purchaser to perform in compliance with this Contract.

                           (iv)     Purchaser represents and warrants that no
real estate broker has been involved in this transaction on its behalf. If any broker should make a claim for a commission based upon the actions of Purchaser, Purchaser shall indemnify, defend and hold Seller harmless from such claim.

         14. DEFAULT. If Seller is in default hereunder for failure to comply with any one or more of the material terms or conditions of this Contract and such failure continues for more than seven (7) business days after receipt of written notice, Purchaser at its sole option may: (i) terminate this Contract by written notice delivered to Seller on or before the Closing, in which event Purchaser shall be entitled to full return of the Deposit, or (ii) waive such defaults and proceed to Closing. Purchaser hereby knowingly waives any and all right to institute any action, claim or suit for damages against Seller with respect to any default by Seller hereunder. If Purchaser is in default hereunder for failure to comply with any one or more of the material terms or conditions of this Contract and such failure continues for more than seven (7) business days after receipt of written notice, then Seller at its sole option may: (i) terminate this Contract and receive from Escrow Agent the Deposit as full liquidated damages, or (ii) waive such defaults and proceed to Closing. Seller and Purchaser agree that upon a default by Purchaser the damages that would be sustained by Seller will be uncertain and not readily ascertainable, but agree that the amount of the Deposit is a reasonable estimate of such damage.

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         15.      NO REPRESENTATIONS.

                  A. PURCHASER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES (OTHER THAN AS EXPRESSLY SET FORTH IN THIS CONTRACT AND IN THE SPECIAL WARRANTY OF TITLE AS SET OUT IN THE DEED), PROMISES, COVENANTS, AGREEMENTS, OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT, OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY, OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL, AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES THAT PURCHASER OR ANY TENANT MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES; OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY, (G) THE MANNER, QUALITY, STATE OF REPAIR, OR LACK OF REPAIR OF THE PROPERTY, (H) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION, OR LAND USE LAWS, RULES, REGULATIONS, ORDERS, OR REQUIREMENTS, INCLUDING THE EXISTENCE IN OR ON THE PROPERTY OF HAZARDOUS MATERIALS, OR (I) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY. ADDITIONALLY, NO PERSON ACTING ON BEHALF OF SELLER IS AUTHORIZED TO MAKE, AND BY EXECUTION HEREOF PURCHASER ACKNOWLEDGES THAT NO PERSON HAS MADE, ANY REPRESENTATION, AGREEMENT, STATEMENT, WARRANTY, GUARANTY, OR PROMISE REGARDING THE PROPERTY OR THE TRANSACTION CONTEMPLATED HEREIN; AND NO SUCH REPRESENTATION, WARRANTY, AGREEMENT, GUARANTY, STATEMENT, OR PROMISE IF ANY, MADE BY ANY PERSON ACTING ON BEHALF OF SELLER SHALL BE VALID OR BINDING UPON SELLER UNLESS EXPRESSLY SET FORTH HEREIN. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, PURCHASER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER AND AGREES TO ACCEPT THE PROPERTY AT THE CLOSING AND WAIVE ALL OBJECTIONS OR CLAIMS AGAINST SELLER (INCLUDING, BUT NOT LIMITED TO, ANY RIGHT OR CLAIM OF CONTRIBUTION) ARISING FROM OR RELATED TO THE PROPERTY OR TO ANY HAZARDOUS MATERIALS ON THE PROPERTY. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY, TRUTHFULNESS, OR COMPLETENESS OF SUCH INFORMATION. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENT, REPRESENTATION, OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, CONTRACTOR, AGENT, EMPLOYEE, SERVANT, OR OTHER PERSON. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS" AND "WHERE IS" CONDITION AND BASIS WITH ALL FAULTS.

                  B. PURCHASER HEREBY AGREES TO INDEMNIFY, PROTECT, DEFEND, SAVE, AND HOLD HARMLESS SELLER AND ITS AFFILIATES, AND THEIR RESPECTIVE EMPLOYEES, AGENTS,

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REPRESENTATIVES, AND THIRD PARTY CONSULTANTS AND PROFESSIONALS FROM AND AGAINST
ANY AND ALL DEBTS, DUTIES, OBLIGATIONS, LIABILITIES, SUITS, CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, LOSSES, FEES, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES, AND EXPENSES AND COURT COSTS) IN ANY WAY RELATING TO, OR IN CONNECTION WITH OR ARISING ON OR AFTER CLOSING OUT OF PURCHASER'S ACQUISITION, OWNERSHIP, LEASING, USE, OPERATION, MAINTENANCE, AND MANAGEMENT OF THE PROPERTY. PURCHASER ALSO HEREBY RELEASES SELLER AND ITS AFFILIATES, AND THEIR RESPECTIVE EMPLOYEES, AGENTS, REPRESENTATIVES, AND THIRD PARTY CONSULTANTS AND PROFESSIONALS FROM ANY AND ALL CLAIMS, LOSSES, DAMAGES, ACTIONS OR CAUSES OF ACTION IN ANY WAY RELATING TO, OR IN CONNECTION WITH THE PROPERTY WHICH HAVE ARISEN PRIOR TO THE DATE HEREOF.

                  C. THE PROVISIONS OF THIS SECTION 15 SHALL SURVIVE CLOSING OR ANY TERMINATION HEREOF.

         16.      RISK OF LOSS.

                  A. If, prior to the Closing, action is initiated to take any of the Property by eminent domain proceedings or by deed in lieu thereof, Purchaser may either at or prior to Closing (a) terminate this Agreement, or (b) consummate the Closing, in which latter event all of Seller's assignable right, title and interest in and to the award of the condemning authority shall be assigned to Purchaser at the Closing and there shall be no reduction in the Purchase Price.

                  B. Seller assumes all risks and liability for damage to or injury occurring to the Property by fire, storm, accident, or any other casualty or cause until the Closing has been consummated. If the Property, or any part thereof, suffers any damage in excess of $5,000,000 prior to the Closing from fire or other casualty, which Seller, at its sole option, does not elect to repair, or if the TSA then has the right to terminate the TSA Lease as a result of such fire or other casualty, Purchaser may either at or prior to Closing (a) terminate this Agreement, or (b) consummate the Closing, in which latter event all of Seller's right, title, and interest in and to the proceeds of any insurance covering such damage (less an amount equal to any expense and costs incurred by Seller to repair or restore the Property and any portion paid or to be paid on account of the loss of rents or other income from the Property for the period prior to and including the Closing Date, all of which shall be payable to Seller), to the extent the amount of such insurance does not exceed the Purchase Price, shall be assigned to Purchaser at the Closing. If the Property, or any part thereof, suffers any damage less than $5,000,000 prior to the Closing, then, provided the TSA does not then have the right to terminate the TSA Lease as a result thereof, Purchaser agrees that it will consummate the Closing and accept the assignment of the proceeds of any insurance covering such damage plus an amount equal to Seller's deductible under its insurance policy and there shall be no reduction in the Purchase Price. From the Execution Date until Closing, Seller shall continue to maintain its casualty insurance for the Property in substantially the same amounts and subject to substantially the same deductibles as in existence on the Execution Date.

         17. ASSIGNMENT. Purchaser shall not have the right to assign its interest in this Contract without the prior written consent of Seller, which consent may be granted or withheld in

Seller's sole and unfettered discretion, and any such assignment without such consent shall be null and void and of no force and effect. Notwithstanding any assignment of this Contract, Purchaser shall at all times remain primarily obligated, and not be relieved of any liabilities, hereunder.

         18. REPORTING OF FOREIGN INVESTMENT. Purchaser agrees to comply with any and all reporting requirements applicable to the transaction which is the subject of this Contract which are set forth in any law, statute, ordinance, rule, regulation, order or determination of any governmental authority, including but not limited to The International Investment Survey Act of 1976, The Agricultural Foreign Investment Disclosure Act of 1978, The Foreign Investment in Real Property Tax Act of 1980 and the Tax Reform Act of 1984 and further agrees upon request of Seller to furnish Seller with evidence of such compliance.

         19. NO OFFER. The submission of this Contract to Purchaser for review does not constitute an offer or option to sell the Property.

         20. NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered personally against receipt or shall be sent by certified United States Mail service, postage prepaid and return receipt requested, or by nationally utilized overnight delivery service, addressed to the parties as follows:

         As to Seller:    Brian H. Trosper
                          Vice President, Corporate Facilities & Real Estate
                          WorldCom, Inc.
                          2400 North Glenville
                          Richardson, TX 75082
                          Fax- (972) 729-6704

         With a copy to:  WorldCom, Inc.
                          1133 19th Street, NW
                          Washington, DC 20036
                          Attn: Senior Counsel, Network & Facilities (47484/003) Fax- (202) 736-6720

         And a copy to:   Hilco Real Estate, LLC
                          5 Revere Drive
                          Suite 320
                          Northbrook, Illinois 60062
                          Attn: Mitchell P. Kahn
                          Fax- (847) 714-1289

         And a copy to:   Weil, Gotshal & Manges LLP
                          767 Fifth Avenue
                          New York, New York 10153
                          Attn: Elliot L. Hurwitz & Scott E. Cohen
                          Fax- (212) 310-8007

         As to Purchaser: Commercial Net Lease Realty, Inc.
                          CNL Center at City Commons
                          9th Floor
                          450 South Orange Avenue
                          Orlando, Florida 32801
                          Attention: David Cobb
                          Fax- (407) 650-1046

         And a copy to:   Lowndes, Drosdick, Doster, Kantor & Reed, P.A.
                          450 South Orange Avenue
                          Orlando, Florida 32801
                          Attn: Christopher P. Tessitore, Esq.
                          Fax- (407) 843-4444

         Any notice in accordance herewith shall be deemed received when personal or courier delivery is received or refused, or when deposited with the United States Postal Service, as the case may be. Additionally, notices may be given by telephone facsimile transmission, provided that an original copy of said transmission shall be delivered to the addressee by nationally utilized overnight delivery services on the day following such transmission. Telephone facsimiles shall be deemed delivered on the date of such transmission.

         21. SURVIVAL. The representations and warranties set forth herein shall be continuing, shall survive the Closing, and shall remain in full force and effect thereafter for a period of twelve (12) months.

         22. PARTIES BOUND. This Contract shall be binding upon and inure to the benefit of Seller and Purchaser, their respective successors and permitted assigns.

         23. GOVERNING LAW. The laws of the state in which the Property is located shall govern the validity, construction, enforcement and interpretation of this Contract, provided, however, that the Bankruptcy Court shall retain jurisdiction over any and all disputes arising under or otherwise relating to the construction and enforcement of the Sale Order and the transactions consummated thereunder.

         24.      RESERVED.

         25. MULTIPLE COUNTERPARTS. This Contract may be executed in a number of identical counterparts. If so executed, each of such counterparts shall, collectively, constitute one agreement, but in making proof of this Contract, it shall not be necessary to produce or account for more than one such counterpart. Neither this Contract nor any memorandum thereof shall be recorded.

         26. TIME OF THE ESSENCE. The parties hereto expressly agree that time is of the essence with respect to this Contract.

         27. ENTIRE CONTRACT. This Contract embodies the entire agreement of the parties with respect to the transaction herein contemplated, superseding all prior agreements and communications whether oral or written. Any amendments hereto shall be in writing and executed by the party against whom enforcement of the modification is sought.

         28. NON-BUSINESS DAYS. If the date of Closing or the date for delivery of a notice or performance of some other obligation of a party falls on a Saturday, Sunday or legal holiday in the State in which the Property is located, then the date for Closing or such notice or performance shall be postponed until the next business day.

         29. CONFIDENTIALITY. Purchaser shall treat all materials and information provided by Seller as confidential information, and shall distribute same only to Purchaser's affiliates, partners, employees, agents and representatives who have a need to know and to third party consultants and professionals retained by Purchaser. Purchaser shall instruct all of its affiliates, employees, agents, representatives, and third party consultants and professionals as to the confidentiality of all such information as well as the existence or terms of this Contract. The existence or terms of this Contract shall not be disclosed by either Seller or Purchaser to any unrelated third-party, except for and only to the extent reasonably necessary for those parties required by either Seller or Purchaser to facilitate the transaction contemplated herein.

         30.      BANKRUPTCY COURT APPROVAL.

                  A. Notwithstanding anything to the contrary contained herein, this Contract, including Seller's obligations hereunder and the sale of Property to Purchaser as contemplated hereby, is subject to (a) higher and better offers for all or a portion of the Property, obtained pursuant to an order of the Bankruptcy Court establishing, in form and substance satisfactory to Seller, procedures substantially in the form annexed hereto as Exhibit Q (the "SALE PROCEDURES ORDER") and (b) entry of the Sale Order in form and substance satisfactory to Seller. Purchaser understands that Seller's obligations under this Contract shall not be effective or enforceable against Seller (i) unless and until (x) Purchaser's offer, as represented by this Contract (as hereafter modified or supplemented) is deemed by the Bankruptcy Court to be the highest and best offer for the Property and (y) the Bankruptcy Court has entered the Sale Order, and (ii) if, in the Seller's exercise of its fiduciary duty, the Seller determines, prior to the entry of the Sale Order that consummation of the transactions contemplated hereunder is not in the best interests of its Chapter 11 estate and creditors, Seller may terminate this Contract without penalty, in which event, the Purchaser shall be deemed to have waived all claims, damages, actions and causes of action of whatever kind and nature (including any claims for attorney's fees), whether known or unknown, fixed or contingent, matured or unmatured, liquidated or unliquidated or otherwise, arising from, related to, or concerning the Contract; provided, however, that the Purchaser does not waive its right to recover its Deposit.

                  B. In furtherance of the transactions contemplated herein, the parties agree that the sale of Property to Purchaser shall be approved in accordance with the following terms:

                           (i)      Purchaser and Seller shall cooperate with
prosecuting and obtaining entry of the Sale Order.

                           (ii)     In the event (a) the request for entry of
the Sale Order is denied, or (b) the Sale Order is not entered on or before the date which is one hundred five (105) days from the Execution Date, or (c) a Legal Restraint of the Sale Order remains in place for thirty (30) days following entry of the Sale Order, either the Purchaser or the Seller may terminate this Contract without penalty, in which event, the Purchaser shall be entitled to return of its Deposit and shall be deemed to have waived all other claims, damages, actions and causes of action of whatever kind and nature (including any claims for attorney's fees), whether known or unknown, fixed or contingent, matured or unmatured, liquidated or unliquidated or otherwise, arising from, related to, or concerning the Contract.

         31. MARKETING. Seller shall have the right to continue to market the Property and other offers may be negotiated and/or accepted by Seller such time as the Sale Order has been entered.

                             SIGNATURES ON NEXT PAGE

         IN WITNESS WHEREOF, the parties hereto have, by their duly authorized representatives, executed this Contract as of the date indicated above.

                                       "SELLER"

                                       MCI WORLDCOM NETWORK SERVICES,
                                       INC., a Delaware corporation

                                       By: _________________________________
                                       Name: _______________________________
                                       Title: ______________________________

                                       "PURCHASER"

                                       COMMERCIAL NET LEASE REALTY, INC.,
                                       a Maryland corporation

                                               By: ____________________________
                                               Name: __________________________
                                               Title: _________________________

EXHIBITS

EXHIBIT A    -    Description of the Property
EXHIBIT B    -    Construction Contracts
EXHIBIT C    -    Service Contracts
EXHIBIT D    -    Escrow Agreement
EXHIBIT E    -    Title Binder & ALTA Survey
EXHIBIT F    -    Form of Novation Agreement
EXHIBIT G    -    Sale Order
EXHIBIT H    -    Form of Special Warranty Deed
EXHIBIT I    -    Form of Bill of Sale
EXHIBIT J    -    Form of Assignment and Assumption Agreement for Service Contracts
                  being Assigned to Purchaser
EXHIBIT K    -    Form of Assignment and Assumption Agreement for Construction
                  Contracts
EXHIBIT L    -    FIRPTA Affidavit
EXHIBIT M    -    Title Affidavit
EXHIBIT N    -    Form of Assignment and Assumption Agreement for the TSA Lease being assigned to Purchaser
EXHIBIT O    -    Form of Easement in Favor of Seller
EXHIBIT P    -    Equipment Site Lease
EXHIBIT Q    -    Sale Procedures Order

                                    EXHIBIT A

                           DESCRIPTION OF THE PROPERTY

All of those certain parcels of land situate and being in Arlington County, Virginia and more particularly described as:

Parcel 1-A, containing 105,422 square feet, being a Subdivision of the Property of Pentagon City One Realty Limited Partnership, as the same appears duly dedicated, platted and recorded in Deed Book 2013 at page 725, among the land records of Arlington County, Virginia;

TOGETHER WITH subsurface foundation and footing easement recorded in Deed Book 2034 at page 528, among the aforesaid land records.

Parcel 1-B containing 2.45783 acres, being a Resubdivision of the Property of Pentagon Tract Development Corporation and River House Corporation, being a part of Parcel "B-2-B" Ambassador Inc. & "H" Street Building Corp., as the same are shown on a plat attached to Deed of Resubdivision recorded in Deed Book 2062 at page 914, among the aforesaid land records.

                                    EXHIBIT B

                             CONSTRUCTION CONTRACTS

Contract Number 3866, Warm Lit Shell, dated February 18, 2003, by and between WorldCom Purchasing, LLC and Spaulding and Slye Construction LP.

Contract Number 3867, Tenant Improvements, dated February 19, 2003, by and between WorldCom Purchasing, LLC and Spaulding and Slye Construction LP.

Contract Number 3924, Architectural/Engineering Services, Warm Lit Shell, dated March 6, 2003, by and between WorldCom Purchasing, LLC and EllStreet Corporation.

Contract Number 3925, Architectural/Engineering Services, Tenant Improvements, dated March 6, 2003, by and between WorldCom Purchasing, LLC and EllStreet Corporation.

                                    EXHIBIT C

                                SERVICE CONTRACTS

Contract Number NPW, effective as of October 1, 1998, by and between MCI Telecommunications Corporation and Otis Elevator Company (the "Otis Contract").

Property Management Agreement, dated as of December 17, 2002, by and between MCI WORLDCOM NETWORK SERVICES, INC. and Spaulding and Slye LLC.

Contract for Generator/Fire Pump Maintenance, dated April 3, 2003, by and between MCI WORLDCOM NETWORK SERVICES, INC. and Kelly Generator and Equipment, Inc.

Contract for Fire Panel Monitoring, undated, by and between MCI WORLDCOM NETWORK SERVICES, INC. and ADT Security.

Contract for Fire Alarm Testing, dated March 26, 2003, by and between WORLDCOM NETWORK SERVICES, INC. and Ark Systems, Inc.

Contract for Energy Management System, dated April 7, 2003, by and between MCI WORLDCOM NETWORK SERVICES, INC. and Capron Company, Inc.

Contract for Engineering Services, dated January 1, 2003, by and between MCI WORLDCOM NETWORK SERVICES, INC. and Building Technology.

Contract for Guard Service provided by Burns*

Contract for Janitorial Services, dated March 1, 2003, by and between MCI WORLDCOM NETWORK SERVICES, INC. and United States Service Industries, Inc.

Contract for Pest Control, dated April 14, 2003, by and between MCI WORLDCOM NETWORK SERVICES, INC. and Triple S Termite and Pest Control.

Contract for Snow Removal provided by Brickman*

Contract for Access Control provided by ADT*

Contract for Recycling Removal Services, dated April 30, 2003, by and between MCI WORLDCOM NETWORK SERVICES, INC. and Waste Management.

* denotes that such service contracts are out for signature.

                                    EXHIBIT D

                                ESCROW AGREEMENT

Escrow No. _________________                 Refer to __________________
Title No. __________________                 Phone No. ________________
Fax No. ____________________                 Date _____________

                                ESCROW AGREEMENT

TO:               CHICAGO TITLE INSURANCE COMPANY, ESCROW AGENT.

Customer Identification:
Name: _________________________________________
Property Address: _____________________________
Project Reference: ____________________________
Proposed Distribution Date: ___________________

DEPOSITS:
(Certified) (Uncertified) (Cashier's) check(s) and/or wire(s) in the amount (s) of $__________________representing:

______________________________________________.
______________________________________________.
______________________________________________.

DOCUMENT(S) DEPOSITS:
Type of Documents:

____________________________.
____________________________.
____________________________.

CONDITIONS FOR Chicago Title Insurance Company's service as escrow agent:

1. Escrow Agent is not a party to, and is not bound by, or charged with notice of any agreement out of which this escrow may arise, other than this escrow agreement or the escrow provisions of the Contract of Sale.

2. Escrow Agent is acting solely as a stakeholder and depository, and is not responsible or liable in any manner whatever for the sufficiency, correctness, genuineness, or validity of the subject matter of the escrow, or for the identity or authority of any person executing or depositing it.

3. Buyer and Seller agree to jointly and severally indemnify, defend and hold harmless the Escrow Agent from and against any loss, cost, damage, expense and attorney's fee (collectively called "Expenses") in connection with or in any way arising out of this Escrow Agreement, other than expenses resulting from the Escrow Agent's own negligence or misconduct.

4. The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other document Escrow Agent in good faith believes to be genuine and what it purports to be. The Escrow Agent may, at its own expense, consult with legal counsel in the event of any dispute or questions as to the construction of any provisions hereof or its duties hereunder, and it shall be fully protected in acting in accordance with the opinion or instructions of such counsel.

5. In the event of a dispute between the Buyer and Seller, the Escrow Agent may continue to hold the deposits pursuant to the terms hereof, or may, at the joint and several cost of the Buyer and Seller, deposit the same in the United States Bankruptcy Court for the Southern District of New York. The Escrow Agent may dispose of the deposits in accordance with an order of said court, and shall be fully protected if it acts in accordance with any such court order.

6. Deposits made pursuant to these instructions may be invested on behalf of any party or parties hereto: Provided that any direction to the Escrow Agent for such investment shall be in writing and contain the consent of all other parties to this escrow; and also provided that the writing is on the "INVESTMENT OF ESCROW FUNDS INSTRUCTION" form of Chicago Title Insurance Company, and a completed, signed W-9 Form accompanies it. Chicago Title Insurance Company is not to be held responsible for the loss of principal or interest on any investment made pursuant to the aforesaid instruction or in the redemption thereof.

7. Except as to deposits of funds for which the Escrow Agent has received written instructions as set forth in paragraph 6 above, the funds may be commingled with other escrowed funds in a non-segregated escrow account of Chicago Title Insurance Company.

8. No funds deposited in escrow with Chicago Title Insurance Company may be wired out of the escrow account unless and until a duly completed and executed "AUTHORIZATION FOR OUTGOING WIRE" form is received for each proposed wire. Said form is shown on Exhibit "A" hereto. Execution of this escrow agreement is deemed an agreement by the parties to complete and execute such "AUTHORIZATIONS FOR OUTGOING WIRES" as required by Chicago Title Insurance Company, as Escrow Agent, in its sole discretion.

     IN WITNESS WHEREOF, the Buyer, Seller and Escrow Agent have executed this Agreement as of the date hereinabove first written.

     [SELLER]                               [BUYER]
     By: __________________________         By: __________________________
         Name:                                  Name:
         Title:                                 Title:

                                            Chicago Title Insurance Company
                                            By:__________________________
                                               Name:
                                               Title:

                         CHICAGO TITLE INSURANCE COMPANY
                        AUTHORIZATION FOR OUTGOING WIRES
           THIS FORM MUST BE COMPLETED FOR ALL OUTGOING WIRE TRANSFERS

         Due to recent changes in the Uniform Commercial Code, Chicago Title Insurance Company must have signed wire instructions, specifying the destination for all wire transfers.

----------------------------------------------------------------------------------------------------------------------
REFERENCE (TITLE NO. OR ESCROW
NO.
----------------------------------------------------------------------------------------------------------------------
AMOUNT TO BE WIRED              $
----------------------------------------------------------------------------------------------------------------------
                                                  FOR FED BANKS
----------------------------------------------------------------------------------------------------------------------

Receiving Bank
----------------------------------------------------------------------------------------------------------------------

City, State
----------------------------------------------------------------------------------------------------------------------
ABA NO.
----------------------------------------------------------------------------------------------------------------------
PARTY TO CREDIT
----------------------------------------------------------------------------------------------------------------------
ACCOUNT NUMBER
----------------------------------------------------------------------------------------------------------------------
PHONE ADVICE
(NAME/TEL)
----------------------------------------------------------------------------------------------------------------------
OTHER REFERENCE INFO
----------------------------------------------------------------------------------------------------------------------
                                                 FOR NON-FED BANKS
----------------------------------------------------------------------------------------------------------------------
                     Intermediary                                                   CORRESPONDENT
NOTE: IF THE WIRE IS TO ROUTED THROUGH A DOMESTIC U.S.        NOTE: IF THE RECEIVING BANK IS OUTSIDE THE UNITED STATES,
 INTERMEDIARY BANK FOR CREDIT TO RECEIVING BANK (I.E.         THE WIRE MUST BE DIRECTED TO A BANK WITH A CORRESPONDENT
RECEIVING BANK IS NOT ON-LINE WITH THE FED), ENTER SUCH                   RELATIONSHIP IN THE UNITED STATES
          INTERMEDIARY BANK INFORMATION BELOW
----------------------------------------------------------------------------------------------------------------------
NAME:                                                         NAME:
----------------------------------------------------------------------------------------------------------------------
ABA NO.                                                       ABA NO.
----------------------------------------------------------------------------------------------------------------------
ACCOUNT NO.                                                   ACCOUNT NO.
----------------------------------------------------------------------------------------------------------------------

                  Provided that the funds are wire transferred in accordance with these instructions, Chicago Title Insurance Company shall not be liable for any act or omission of any financial institution or any other person, nor shall Chicago Title Insurance Company have any liability for loss of funds or interest thereon. In no event will damages exceed interest at a rate equal to the Fed Funds rate, adjusted daily, for the number of days that such funds are unavailable. The undersigned customer shall indemnify and hold harmless Chicago Title Insurance Company, its successors or assigns, from any loss, liability and cost incurred as a result of any incorrect information supplied. In no event shall Chicago Title Insurance Company be liable for any special, consequential, indirect or incidental damages, regardless of whether any claim is based on contract or tort or whether the likelihood of such damage was known to Chicago Title Insurance Company.

ACCEPTED AND AGREED TO BY:          ________________________________________
                                           (PRINT CUSTOMER NAME)

                                    BY _____________________________________
                                           (SIGNATURE)

                                    DATE: _________________________________

                                    EXHIBIT E

                           TITLE BINDER & ALTA SURVEY

Title Binder: Commitment number 2278-01317 issued by Chicago Title Insurance Company, dated October 16, 2002.

ALTA Survey: prepared by Dewberry & Davis LLC, dated July 31, 2002.

                                    EXHIBIT F

                           FORM OF NOVATION AGREEMENT

MCI WORLDCOM NETWORK SERVICES, INC. ("Transferor"), a corporation, duly organized and existing under the laws of the State of Delaware, with an office at 500 Clinton Center Drive, Clinton, MS 39056, and a debtor in possession in a voluntary case commenced under Chapter 11 of title 11, United Stated Code pending in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"), Chapter 11 Case No. O2-13533 (AJG) (Jointly Administered); Commercial Net Lease Realty, Inc. ("Transferee") a corporation, duly organized and existing under the laws of the State of Maryland, with an office in CNL Center at City Commons, 9th Floor, 450 South Orange Avenue, Orlando, Florida 32801; and the UNITED STATES OF AMERICA ("Government"), acting by and through the Transportation Security Administration, enter into this Agreement effective as of _______________________, 2003, the date of closing.

A.       THE PARTIES AGREE TO THE FOLLOWING FACTS:

         (1) The Government, represented by various Contracting Officers of the Transportation Security Administration, has entered into a certain contract (the "Lease") with the Transferor, namely:

                           Lease for real property, TSA No. DTSA20-03-R-00528 dated December 17, 2002, as amended by Supplemental Lease Agreements more particularly described in Attachment "A" which is attached hereto and made a part hereof, with respect to certain premises (the "Premises") which are located in Arlington, Virginia and known as 601 and 701 South 12th Street.

                  The term, "the Lease," as used in this Agreement, means the above lease and all other contracts, including all modifications, made between the Government and the Transferor before the effective date of this Agreement (whether or not performance or payment have been completed and releases executed if the Government or the Transferor has any remaining rights, duties, or obligations under these contracts.) Included in the term, "the Lease," are also all modifications made under the terms and conditions of these contracts and purchase orders between the Government and the Transferee, on or after the effective date of this Agreement.

         (2) As of the date hereof, the Transferor has transferred to the Transferee all of its rights in and to the Lease by virtue of various instruments, including, but not limited to, an Assignment and Assumption Agreement between the Transferor and the Transferee.

         (3) The Transferee has acquired all of the rights of the Transferor under and pursuant to the Lease by virtue of the above transfer.

         (4) The Transferee has assumed all obligations and liabilities of the Transferor under the Lease by virtue of the above transfer.

         (5) The Transferee is in a position to perform fully all obligations that may exist under the Lease.

         (6) It is consistent with the Government's interest to recognize the Transferee as the successor party to the Lease.

         (7) Evidence of the above transfer has been filed with the Government.

B.       IN CONSIDERATION OF THESE FACTS, THE PARTIES AGREE THAT BY THIS
         AGREEMENT:

         (1) The Transferor confirms the transfer to the Transferee, and waives any claims and rights against the Government that it now has or may have in the future in connection with the Lease (except for any amounts that are or may become due to the Transferor through the date hereof, it being understood, however, that only one or the other of Transferor or Transferee shall have the right to pursue a claim against the Government for such amounts).

         (2) The Transferee agrees to be bound by and to perform the Lease in accordance with the conditions contained in the Lease. The Transferee also assumes all obligations and liabilities of, and all claims against, the Transferor under the Lease as if the Transferee were the original party to the Lease.

         (3) The Transferee ratifies all previous actions taken by the Transferor with respect to the Lease, with the same force and effect as if the action had been taken by the Transferee.

         (4) The Government recognizes the Transferee as the Transferor's successor in interest in and to the Lease. The Transferee, by this Agreement, becomes entitled to all rights, titles, and interests of the Transferor in and to the Lease, and as set forth in the order of the Bankruptcy Court, dated _______, 2003, becomes solely responsible for the payment and performance of all duties and obligations of the Transferor under the Lease, as if the Transferee were the original party to the Lease. Following the effective date of this Agreement, the term "Lessor", as used in the Lease, shall refer to the Transferee.

         (5) The Government confirms that Transferor has been released of any and all obligations and liabilities under the Lease as set forth in the order of the Bankruptcy Court, dated [_____], 2003.

         (6) All payments and reimbursements previously made by the Government to the Transferor, and all other previous actions taken by the Government under the Lease, shall be considered to have discharged those parts of the Government's obligations under the Lease. All payments and reimbursements made by the Government which occur within 60 days after the date of this Agreement in the name of or to the Transferor shall have the same force and effect as if made to the Transferee, and shall constitute a complete discharge of the Government's obligations under the Lease, to the extent of the amounts paid or reimbursed.

         (7) The Transferor and the Transferee agree that the Government is not obligated to pay or reimburse either of them for, or otherwise give effect to, any costs, taxes, or other expenses, or any related increases, directly or indirectly arising out of or resulting from the transfer or this Agreement, other than those that the Government, in the absence of this transfer or Agreement, would have been obligated to pay or reimburse under the terms of the Lease.

         (8) The Lease shall remain in full force and effect, except as modified by this Agreement. Each party has executed this Agreement as of the day and year first above written.

UNITED STATES OF AMERICA

By: ________________________

________________________
Contracting Officer
Transportation Security Administration

MCI WORLDCOM NETWORK SERVICES, INC.,
a Delaware corporation

By: __________________________
Name: ________________________
Title: _________________________
[CORPORATE SEAL]

COMMERCIAL NET LEASE REALTY, INC.,
a Maryland corporation

By: __________________________
Name: ________________________
Title: _______________________

[CORPORATE SEAL]

                                   CERTIFICATE

         I, _______________________, certify that I am Secretary of Transferor; that _______________________ who signed this Agreement for this corporation, was then _______________________ of this corporation; and that this Agreement was duly signed for and on behalf of this corporation by authority of its governing body and within the scope of its corporate powers. Witness my hand and seal of this corporation this _________ day of _______________________, 2003.

[CORPORATE SEAL]

                                   CERTIFICATE

         I, _______________________, certify that I am Secretary of Commercial Net Lease Realty, Inc., a Maryland corporation; that _______________________ who signed this Agreement for this corporation, was then _______________________ of this corporation; and that this Agreement was duly signed for and on behalf of this corporation by authority of its governing body and within the scope of its corporate powers. Witness my hand and seal of this corporation this _________ day of _______________________, 20___.

[CORPORATE SEAL]

                                  ATTACHMENT A

     Lease At 601 and 701 South 12th Street, Arlington, Virginia 22202-4202

         Lease Agreement between MCI WorldCom Network Services, Inc. and the United States of America, TSA No. DTSA20-03-R-00528, dated December 17, 2002, as amended by:

                  1. Supplemental Lease Agreement No. 1 to TSA No. DTSA20-03-R-00528, dated March 4, 2003.

                  2. Supplemental Lease Agreement No. 2 to TSA No. DTSA20-03-R-00528, dated March 4, 2003.

                  3. Supplemental Lease Agreement No. 3 to TSA No. DTSA20-03-R-00528, dated March 4, 2003.

                  4. Supplemental Lease Agreement No. 4 to TSA No. DTSA20-03-R-00528, dated March 26, 2003.

                  5. Supplemental Lease Agreement No. 5 to TSA No. DTSA20-03-R-00528, dated May 6, 2003.

                  6. Supplemental Lease Agreement No. 6 to TSA No. DTSA20-03-R-00528, dated April 15, 2003.

                  7. Supplemental Lease Agreement No. 7 to TSA No. DTSA20-03-R-00528, dated April 15, 2003.

                  8. Supplemental Lease Agreement No. 8 to TSA No. DTSA20-03-R-00528, dated May 6, 2003

                  9. Supplemental Lease Agreement No. 9 to TSA No. DTSA20-03-R-00528, dated June 20, 2003.

                  10. Supplemental Lease Agreement No. 10 to TSA No. DTSA20-03-R-00528, dated June 20, 2003.

                  11. Supplemental Lease Agreement No. 11 to TSA No. DTSA20-03-R-00528, dated June 20, 2003.

                  12. Supplemental Lease Agreement No. 12 to TSA No. DTSA20-03-R-00528, dated _______________, 2003.*

                  * denotes that such Supplemental Lease Agreement is out for signature.

                                                             PROPOSED SALE ORDER

                                    EXHIBIT G

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
--------------------------------X
IN RE                                        :
                                             :        CHAPTER 11 CASE NO.
WORLDCOM, INC., ET AL.,                      :        02-13533  (AJG)
                                             :
                                             :        (JOINTLY ADMINISTERED)
              DEBTORS.                       :

--------------------------------X

     ORDER PURSUANT TO SECTIONS 105, 363 AND 365 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULES 6004(g) AND 6006(d)(a) APPROVING THE TERMS AND CONDITIONS OF
     REAL ESTATE PURCHASE CONTRACT FOR THE SALE OF PENTAGON CITY AND RELATED PROPERTY, (B) AUTHORIZING THE SALE OF PROPERTY FREE AND CLEAR OF LIENS, CLAIMS
AND ENCUMBRANCES, AND (C) AUTHORIZING AND APPROVING THE ASSIGNMENT OR ASSUMPTION
         AND ASSIGNMENT OF CONTRACTS AND LEASES IN CONNECTION THEREWITH

                  A hearing having been held on July 29, 2003 (the "Sale Hearing"), to consider the motion, dated May 30, 2003 (the "Motion"), of WorldCom, Inc. and certain of its direct and indirect subsidiaries, as debtors and debtors in possession (collectively, "WorldCom" or the "Debtors"), for the entry of an order pursuant to sections 105, 363 and 365 of title 11 of the United States Code (the "Bankruptcy Code"), and Rules 6004 and 6006 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), among other things, (a) approving the terms and conditions of that certain Real Estate Purchase Contract, between MCI WORLDCOM Network Services, Inc., as seller, and Commercial Net Lease Realty, Inc.., as purchaser ("Purchaser"), dated as of July 23, 2003 (the "Agreement"), providing for, among other things, the sale by the Debtors of certain real property known as "Pentagon City" and certain related property and the assignment of certain contracts and leases (collectively, the "Assets"), (b) authorizing the sale of such Assets to Purchaser free and clear of all liens, claims and encumbrances (except as otherwise set forth in the Agreement), and (c) authorizing and approving the assignment or assumption and assignment of certain contracts and leases in connection therewith, all as more fully set forth in the Motion; and the Court having entered the Order (A) Establishing Procedures for Debtors' Proposed Auction of Pentagon City and Related Property, (B) Approving "Break-Up Fee" Arrangement with Proposed Purchaser, (C) Establishing Date and Time for Sale Hearing and (D) Approving Form and Manner of Notices, dated June 17, 2003 (the "Auction Procedures Order"); and the Court having jurisdiction to consider the Motion and the relief requested therein pursuant to 28 U.S.C. Sections 157 and 1334 and the Standing Order Of Referral of Cases to Bankruptcy Court Judges of the District Court for the Southern District of New York, dated July 19, 1984 (Ward, Acting C.J.); and consideration of the Motion and the relief requested therein being a core proceeding pursuant to 28 U.S.C. Section 157(b); and venue being proper before this Court pursuant to 28 U.S.C. Sections 1408 and 1409; and due and proper notice of the Motion having been provided in accordance with the Auction Procedures Order and the Court's case management order, dated December 23, 2002, and it appearing that no other or further notice need be provided; and the Court having reviewed the Motion and the papers in support thereof and the responses thereto, if any; and upon the Motion, the papers in support thereof and the responses thereto, if any, and the record of the Sale Hearing; and the Debtors having solicited offers for, and conducted an auction of, the Assets in accordance with the Auction Procedures Order; and the Debtors having determined that Purchaser's offer for the Assets, as embodied in the Agreement, is the highest and best offer received by the Debtors therefor; and the Agreement having been negotiated by the Debtors and Purchaser in good faith and at arm's length; and the Court having found and determined that the legal and factual bases set forth in the Motion and at the Sale Hearing establish just cause for the relief granted herein and that the relief requested in the Motion is an exercise of the Debtors' sound business judgment and is in the best interests of the Debtors and their estates and creditors; and upon all of the proceedings had before the Court; and after due deliberation and sufficient cause appearing therefor, it is

                  ORDERED that Purchaser's offer for the Assets, as embodied in the Agreement is the highest and best offer and is hereby approved, provided, however, the assignment of the TSA Lease (as defined in the Motion) is subject to approval by the United States through the Transportation Security Administration; and it is further

                  ORDERED that the Agreement is hereby approved pursuant to
section 363(b) of the Bankruptcy Code and the Debtors are authorized to perform all of their obligations under the Agreement and to execute such other documents and take such other actions as are necessary or appropriate to effectuate the Agreement; and it is further

                  ORDERED that all objections and responses to the Motion that have not been overruled, withdrawn, waived, settled or resolved by this Order, and all reservations of rights included therein, are hereby denied on the merits except as otherwise provided for in the record at the Sale Hearing; and it is further

                  ORDERED that, pursuant to section 363(f) of the Bankruptcy Code, the Assets shall be sold and transferred free and clear of all liens, claims and encumbrances except as otherwise provided in the Agreement (collectively, "Liens"), with any and all such Liens to attach to proceeds of such sale with the same validity, priority, force and effect such Liens had on the Assets immediately prior to the sale and subject to the rights, claims, defenses, and objections, if any, of the Debtors and all interested parties with respect to any such asserted Liens; and it is further

                  ORDERED that the Debtors are hereby authorized, but not directed, to satisfy any such valid Liens from the proceeds of sale; and it is further

                  ORDERED that, pursuant to sections 105(a), 363(b) and 365 of the Bankruptcy Code, the sale and assignment by the Debtors to the Purchaser of the Assets, and the assumption by the Debtors and sale and assignment to the Purchaser of the Otis Contract (as defined in the Agreement), as the case may be, upon the closing under the Agreement are authorized and approved in all respects; and it is further

                  ORDERED that the conditions, if any, to the assumption and assignment of the Otis Contract to Purchaser set forth in section 365 of the Bankruptcy Code are deemed satisfied in all respects; and it is further

                  ORDERED that the stays of this Order set forth in Bankruptcy Rules 6004(g) and 6006(d) are hereby waived and this Order shall be effective immediately upon its entry; and it is further

                  ORDERED that the terms of this Order shall be binding on the Purchaser and its successors, the Debtors, creditors of the Debtors and all other parties in interest in the Debtors' cases, and any successors of the Debtors, including any trustee or examiner appointed in these cases or any subsequent or converted cases of the Debtors under chapter 7 or chapter 11 of the Bankruptcy Code; and it is further

                  ORDERED that the sale of the Assets to Purchaser in accordance with the Agreement constitutes a good faith transaction entitled to the protections afforded by section 363(m) of the Bankruptcy Code in the event of a reversal or modification on appeal of this Order; and it is further

                  ORDERED that in accordance with the Order, dated November 26, 2002, authorizing the employment retention of Hilco Real Estate, LLC and its joint venture partners (collectively, the "Consultant") as real estate consultant for the Debtors, the Consultant shall be entitled to a fee equal to $1,741,062; and it is further

                  ORDERED that, with respect to the transactions consummated pursuant to this Order, this Order shall be sole and sufficient evidence of the transfer of title to any particular purchaser, and the sale transactions consummated pursuant to this Order shall be binding upon and shall govern the acts of all persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the property sold pursuant to this Order, including without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, administrative agencies, governmental departments, secretaries of state, and federal, state, and local officials, and each of such persons and entities is hereby directed to accept this Order as sole and sufficient evidence of such transfer of title and shall rely upon this Order in consummating the transactions contemplated hereby; and it is further

                  ORDERED that this Court retains jurisdiction (a) to enforce and implement the terms and provisions of the Agreement, all amendments thereto, any waivers and consents thereunder and each of the agreements executed in connection therewith, (b) to compel delivery of the Assets to the Purchaser, (c) to enforce the assumption and assignment of the Otis Contract, (d) to enforce the sale and assignment of the Assets, (e) to resolve any disputes arising under or related to the Agreement, and (f) to interpret, implement and enforce the provisions of this Order, provided, however, that enforcement and implementation of the TSA Lease (as defined in the

Motion) and resolution of disputes between the Transportation Security Administration (the "TSA"), as lessee under the TSA Lease, and any non-Debtor party shall be handled in accordance with the TSA's then-current dispute resolution process (which, as of the date of this Order, is the Office of Dispute Resolution for Acquisition, pursuant to 14 C.F.R. Part 17 and the Aviation and Transportation Security Act, Pub. L. No. 107-17, 115 Stat. 597 (Nov. 19, 2001)); and it is further

                  ORDERED that nothing contained in any chapter 11 plan confirmed in these cases or the order of confirmation confirming any chapter 11 plan, nor any order dismissing any case or converting it to chapter 7 liquidation shall conflict with or derogate from the provisions of the Agreement, any documents or instrument executed in connection therewith, or the terms of this Sale Order; and it is further

                  ORDERED that the failure specifically to include any particular provisions of the Agreement or any of the documents, agreements or instruments executed in connection therewith in this Order shall not diminish or impair the efficacy of such provision, document, agreement or instrument, it being the intent of the Court that the Agreement and each document, agreement or instrument be authorized and approved in its entirety; and it is further

                  ORDERED that the Agreement and any related agreements, documents or other instruments may be modified, amended or supplemented by the parties thereto in accordance with the terms thereof without further order of the Court, provided that any such modification, amendment or supplement does not have a material adverse effect on the Debtors' estates; and it is further

                  ORDERED that, in accordance with section 1146(c) of the Bankruptcy Code, the transactions contemplated by the Agreement are exempt from any transfer, stamp or similar tax arising as a result of or in connection with Debtors' sale and transfer of the Assets to the Purchaser; and it is further

                  ORDERED that the requirement under rule 9013-1(b) of the Local bankruptcy rules for the Southern District of New York for the filing of a memorandum of law is waived.

Dated: New York, New York
       __________, 2003

                                     ___________________________________
                                       United States Bankruptcy Judge

                                    EXHIBIT H

                              SPECIAL WARRANTY DEED

PREPARED OUTSIDE OF THE
COMMONWEALTH OF VIRGINIA AND
AFTER RECORDED RETURN TO:                   Tax Map No. ________________

________________________                    Parcel No. _________________
________________________
________________________
________________________

                              SPECIAL WARRANTY DEED

                  This Special Warranty Deed is made as of ____________, 2003 by and between MCI WORLDCOM NETWORK SERVICES, INC., a Delaware corporation, having an office at ___________________________("GRANTOR"), a debtor and debtor in possession in a case pending under Chapter 11 of title 11, United States Code (No. 02-13533 (AJG)) in the United States Bankruptcy Court for the Southern District of New York (the "BANKRUPTCY COURT"), and _______________, a _____________, having an office at _________________________("GRANTEE"):

                                   WITNESSETH:

         That for and in consideration of the sum of Ten Dollars ($10.00), cash in hand paid, and other good and valuable consideration, receipt whereof is hereby acknowledged, Grantor does hereby GRANT, BARGAIN, SELL AND CONVEY unto Grantee, with Special Warranty of Title and Covenant of Further Assurances, all that certain lot or parcel of land, situate and being in the City of Arlington, Virginia, and being more particularly described in Exhibit A attached hereto and made a part hereof.

         TOGETHER WITH all improvements located in or on said property;

         TOGETHER WITH all water, sewer, utility and development rights now or hereafter allocated or allocable to said property;

         TOGETHER WITH all right, title and interest of Grantor in and to any land lying in the bed or any public and private streets, roads, highways, avenues, alleys, ways, waterways and creeks adjacent to said property; and

         TOGETHER WITH all the rights, privileges, appurtenances and advantages thereunto belonging or appertaining.

         TO HAVE AND TO HOLD the same unto the use and benefit of Grantee, its successors and assigns forever.

          AND BEING the same property acquired by Grantor by Deed recorded in Deed Book, ________, at Page ________, among the City of Arlington land records.

         SUBJECT TO all easements, rights of way, covenants, conditions and restrictions of record and all liens and encumbrances set forth on Exhibit B.

         This Special Warranty Deed (a) is made without any covenant, warranty or representation by, or recourse against, Seller or Seller's affiliates of any kind whatsoever, except as may be set forth specifically herein or in that certain Real Estate Purchase Contract, dated as of ___________, 2003 between Seller and Purchaser, and (b) is made pursuant to an order of the Bankruptcy Court entered on __________, 2003.

         WITNESS the following signature and seal:

Witness:                                          MCI WORLDCOM NETWORK SERVICES,
                                                  INC., a Delaware corporation

____________________________________              By: __________________________
[SEAL]                                            Name:
                                                  Title:

STATE OF:                           *
                                    *         TO WIT:
COUNTY OF:                          *

         I HEREBY CERTIFY, that on this _____ day of _____________, 2003, before me, the undersigned Notary Public of said jurisdiction, personally appeared___________________, to me known personally, and who, being by me duly sworn, deposes and says that she is a________________of MCI WORLDCOM NETWORK SERVICES, INC., a Delaware corporation, and that the seal affixed to the foregoing instrument is the seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by the authority of said_________________, and said____________________ acknowledged said instrument to be the free act and deed of said corporation.

         WITNESS my hand and Notarial Seal.

                                                     ___________________________
                                                     Notary Public

My Commission Expires:

                                    EXHIBIT A

                             DESCRIPTION OF THE LAND

                                    EXHIBIT B

                             PERMITTED ENCUMBRANCES

                                    EXHIBIT I

                              FORM OF BILL OF SALE

                  KNOW ALL MEN BY THESE PRESENTS,

                  That MCI WORLDCOM NETWORK SERVICES, INC., a Delaware corporation, having an address at____________________("SELLER"), a debtor and debtor in possession in a case pending under Chapter 11 of title 11, United States Code (No. 02-13533 (AJG)) in the United States Bankruptcy Court for the Southern District of New York (the "BANKRUPTCY COURT"), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid to Seller by _________________, a _____________, having an address at ________________ ("PURCHASER"), the receipt and sufficiency of which are hereby acknowledged, does hereby sell, grant, convey and transfer to Purchaser all of Seller's right, title and interest in and to all the fixtures, machinery, equipment, supplies and other articles of personal property which are attached or appurtenant to, or used in connection with, the real property more particularly described in Schedule 1 annexed hereto and made a part hereof (the "PREMISES"), but excluding any such items as are located in the [Terminal Space], which shall remain the property of Seller, subject to the rights of the tenants under the [TSA Lease].

         TO HAVE AND TO HOLD the same unto Purchaser, its successors and assigns, forever, from and after the date hereof.

         Purchaser hereby unconditionally waives any and all claims, actions, and causes of action of any nature whatsoever it may now or hereafter have against Seller, Seller's estate, or any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other person or entity affiliated with Seller (collectively, "SELLER'S AFFILIATES"), and hereby unconditionally and irrevocably fully releases Seller, Seller's estate, and Seller's Affiliates from any and all liability whatsoever which may now or hereafter accrue in favor of Purchaser against Seller, Seller's estate, or Seller's Affiliates, in connection with or arising out of the Personal Property.

         This Bill of Sale (a) is made without any covenant, warranty or representation by, or recourse against, Seller or Seller's Affiliates of any kind whatsoever, except as may be set forth in that certain Real Estate Purchase Contract, dated as of ___________, 2003 between Seller and Purchaser, and (b) is made pursuant to an order of the Bankruptcy Court entered on _____________, 2003.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Seller and Purchaser have executed this Bill of Sale on ____________, 2003.

                                            SELLER:

                                            MCI WORLDCOM NETWORK SERVICES,
                                            INC., a Delaware corporation

                                            By:___________________________
                                            Name:
                                            Title:

                                            PURCHASER:

                                            By:___________________________
                                            Name:
                                            Title

                                   Schedule 1

                                    Premises

                                    EXHIBIT J

             FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT FOR SERVICE
                      CONTRACTS BEING ASSIGNED TO PURCHASER

         ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS, dated
_____________________, 2003, between _________________________, a______________
________________ ("ASSIGNOR"), having an address at ___________________, and
__________________, a ___________________ ("ASSIGNEE"), having an address at
_________________________.

                              W I T N E S S E T H:

         WHEREAS, Assignor and certain of its affiliates are debtors and debtors in possession in a jointly administered case pending under Chapter 11 of title 11, United States Code (No. 02-13533 (AJG)) in the United States Bankruptcy Court for the Southern District of New York (the "BANKRUPTCY COURT"); and

         WHEREAS, pursuant to an order of the Bankruptcy Court entered on ____________, 2003, Assignor on this day is selling and conveying to Assignee the real property more particularly described in Schedule 1 annexed hereto and made a part hereof (the "PREMISES").

         NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, transfers and conveys to Assignee all of Assignor's right, title and interest, to the extent assignable, in and to all service contracts relating to the operation of the Premises set forth on Schedule 2 annexed hereto and made a part hereof (collectively, the "CONTRACTS").

         TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, forever, from and after the date hereof, subject to the terms, covenants, conditions and provisions of the Contracts.

         ASSIGNEE HEREBY ACCEPTS the foregoing assignment and assumes and agrees to perform all of the obligations of Assignor under the Contracts.

         ASSIGNEE HEREBY agrees to indemnify and hold harmless Assignor and its estate from and against any and all claims, liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees) arising or accruing under the Contracts.

         This Assignment and Assumption of Contracts is made without any covenant, warranty or representation by, or recourse against, Assignor or Assignor's affiliates of any kind whatsoever, except as set forth in that certain Real Estate Purchase Contract dated as of _______________, 2003 between Assignor and Assignee.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, this Assignment and Assumption of Service Contracts has been executed on the date and year first above written.

                                            ASSIGNOR:

                                            _____________________________
                                            _____________________________

                                            By: _________________________
                                            Name:
                                            Title:

                                            ASSIGNEE:

                                            _____________________________
                                            _____________________________

                                            By: _________________________
                                            Name:
                                            Title:

                                   Schedule 1

                                    Premises

                                   Schedule 2

                                    Contracts

                                    EXHIBIT K

          FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT FOR CONSTRUCTION
                                    CONTRACTS

         ASSIGNMENT AND ASSUMPTION OF CONSTRUCTION CONTRACTS, dated _____________________, 2003, between __________________, a
____________________("ASSIGNOR"), having an address at _______________________, and _______________________, a ___________________ ("ASSIGNEE"), having an address at _________________________.

                              W I T N E S S E T H:

         WHEREAS, Assignor and certain of its affiliates are debtors and debtors in possession in a jointly administered case pending under Chapter 11 of title 11, United States Code (No. 02-13533 (AJG)) in the United States Bankruptcy Court for the Southern District of New York (the "BANKRUPTCY COURT"); and

         WHEREAS, pursuant to an order of the Bankruptcy Court entered on ____________, 2003, Assignor on this day is selling and conveying to Assignee the real property more particularly described in Schedule 1 annexed hereto and made a part hereof (the "PREMISES").

         NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, transfers and conveys to Assignee all of Assignor's right, title and interest, to the extent assignable, in and to all construction contracts relating to the operation of the Premises set forth on Schedule 2 annexed hereto and made a part hereof (collectively, the "CONTRACTS").

         TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, forever, from and after the date hereof, subject to the terms, covenants, conditions and provisions of the Contracts.

         ASSIGNEE HEREBY accepts the foregoing assignment and assumes and agrees to perform all of the obligations of Assignor under the Contracts.

         ASSIGNEE HEREBY agrees to indemnify and hold harmless Assignor and its estate from and against any and all claims, liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees) arising or accruing under the Contracts.

         This Assignment and Assumption of Contracts is made without any covenant, warranty or representation by, or recourse against, Assignor or Assignor's affiliates of any kind whatsoever, except as set forth in that certain Real Estate Purchase Contract dated as of _______________, 2003 between Assignor and Assignee.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, this Assignment and Assumption of Construction Contracts has been executed on the date and year first above written.

                                            ASSIGNOR:

                                            ____________________________
                                            ____________________________

                                            By: ________________________
                                            Name:
                                            Title:

                                            ASSIGNEE:

                                            ____________________________
                                            ____________________________

                                            By: ________________________
                                            Name:
                                            Title:

                                   Schedule 1

                                    Premises

                                   Schedule 2

                                    Contracts

                                    EXHIBIT L

                                FIRPTA AFFIDAVIT

                           NON-FOREIGN AFFIDAVIT UNDER
                              INTERNAL REVENUE CODE
                               SECTION 1445(b)(2)

STATE OF ___________________________)
                                    ) ss:
COUNTY OF___________________________)

                  ____________________, being first duly sworn deposes and states under penalty of perjury:

                  1.       That he/she is a _______________________of MCI
                           WORLDCOM NETWORK SERVICES, INC. , a Delaware corporation, the transferor of the property located at 601 and 701 South 12th Street, Arlington, Virginia.

                  2.       That the transferor's office address is at
                           _____________________.

                  3. That the United States taxpayer identification number for the transferor is 13-2745892.

                  4. That the transferor is not a "FOREIGN PERSON" as that term is defined in Section 1445(f) of the United States Internal Revenue Code of 1986, as amended (the "CODE").

         This affidavit is given to __________________, a _______________, the transferee of the property described in paragraph 1 above, for the purpose of establishing and documenting the nonforeign affidavit exemption to the withholding requirement of Section 1445 of the Code. The transferor understands that this affidavit may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

                                                  MCI WORLDCOM NETWORK SERVICES,
                                                  INC., a Delaware corporation

                                                  By: __________________________
                                                  Name:
                                                  Title:

Subscribed and sworn to
before me this____day
of___________________, 2003.

Notary Public:

                                    EXHIBIT M

                                 TITLE AFFIDAVIT

                             AFFIDAVIT AND INDEMNITY

STATE OF ___________________________________)
                                            )ss.:
COUNTY OF___________________________________)

___________________________, in his capacity as __________________ of MCI
WorldCom Network Services, Inc., a Delaware corporation, ("OWNER"), being duly sworn deposes and says:

Owner is the owner of the property (the "PROPERTY") described in Chicago Title Insurance Company's ("CHICAGO TITLE") report/commitment no. __________________ (the "REPORT").

I am fully authorized and qualified to give this Affidavit and Indemnity on behalf of Owner.

A complete list of all tenants, lessees or parties in possession (collectively "TENANTS") of all or any part of the Property is set forth on Exhibit A attached hereto. There are no other Tenants at the Property. All such Tenants are in occupancy as tenants only, with no rights of first refusal or options to purchase all or any part of the Property.

To affiant's knowledge without independent inquiry, Owner has not received any notice of any violation of any covenant, condition or restriction, if any, affecting the Property.

This Affidavit and Indemnity is given to induce Chicago Title to issue its policies of title insurance in connection with the Report, knowing full well that Chicago Title will rely upon the accuracy of the same. Owner shall indemnify and hold Chicago Title harmless from any loss, cost or expense occasioned by the existence of any of the matters listed above or any untrue statement made herein and any cost, expense or liability, including reasonable attorney's fees, arising from the enforcement of this Affidavit and Indemnity.

                                        MCI WorldCom Network Services, Inc.

                                        By: _________________________________
                                            Name:
                                            Title:

Sworn to before me this
 ______ day of ___________, 2003

________________________________

                                    EXHIBIT A

--------------------------------------------------------------------------------
         TENANTS
--------------------------------------------------------------------------------
1.       United States of America acting by and through the Transportation
         Security Administration
--------------------------------------------------------------------------------
2.
--------------------------------------------------------------------------------
3.
--------------------------------------------------------------------------------
4.
--------------------------------------------------------------------------------
5.
--------------------------------------------------------------------------------
6.
--------------------------------------------------------------------------------
7.
--------------------------------------------------------------------------------
8.
--------------------------------------------------------------------------------
9.
--------------------------------------------------------------------------------
10.
--------------------------------------------------------------------------------

                                    EXHIBIT N

          FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT FOR THE TSA LEASE
                           BEING ASSIGNED TO PURCHASER

         ASSIGNMENT AND ASSUMPTION OF LEASE, dated _______________, 2003, between MCI WORLDCOM NETWORK SERVICES, INC., a Delaware corporation ("ASSIGNOR"), having an address at ________________________, and
___________________, a ______________("ASSIGNEE"), having an address at
_________________________.

                              W I T N E S S E T H:

         WHEREAS, Assignor and certain of its affiliates are debtors and debtors in possession in a jointly administered case pending under Chapter 11 of title 11, United States Code (No. 02-13533 (AJG)) in the United States Bankruptcy Court for the Southern District of New York (the "BANKRUPTCY COURT"); and

         WHEREAS, pursuant to an order of the Bankruptcy Court entered on ______________, 2003, Assignor on this day is selling and conveying to Assignee the real property more particularly described in Schedule 1 annexed hereto and made a part hereof (the "PREMISES").

         NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, transfers and conveys to Assignee all of Assignor's right, title and interest as landlord in and to the lease between MCI WorldCom Network Services, Inc. ("LANDLORD") and the United States of America, TSA No. DTSA20-03-R-00528 (the "GOVERNMENT"), dated December 17, 2002, as amended, as more particularly described on Schedule 2 annexed hereto and made a part hereof (collectively, the "LEASE").

         TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, forever, from and after the date hereof, subject to the terms, covenants, conditions and provisions of the Lease.

                  ASSIGNEE HEREBY accepts the foregoing assignment and assumes and agrees to perform all of the obligations of Assignor under the Lease.

                  ASSIGNEE HEREBY agrees to indemnify and hold harmless Assignor and its estate from and against any and all claims, liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees) arising or accruing under the Lease.

         This Assignment and Assumption of Lease is made without any covenant, warranty or representation by, or recourse against, Assignor or Assignor's affiliates of any kind whatsoever, except as set forth in that certain Real Estate Purchase Contract dated as of ______________, 2003 between Assignor and Assignee.

         IN WITNESS WHEREOF, this Assignment and Assumption of Lease has been executed on the date and year first above written.

                                         ASSIGNOR:

                                         MCI WORLDCOM NETWORK SERVICES, INC.., a
                                         Delaware corporation

                                         By: __________________________
                                         Name:
                                         Title:

                                         ASSIGNEE:

                                         ______________________________
                                         ______________________________

                                         By: ___________________________
                                         Name:
                                         Title:

                                   Schedule 1

                                    Premises

                                   Schedule 2

                                     Lease

                                    EXHIBIT O

                       FORM OF EASEMENT IN FAVOR OF SELLER

                             DECLARATION OF EASEMENT

         THIS DECLARATION OF EASEMENT (this "DECLARATION") is made as of the ____ day of ______, 2003, by [INSERT NAME OF PURCHASER OF PROPERTY], a [_______________], having an office at [________________________] ("DECLARANT").
[NOTE: IN THE SOLE DISCRETION OF MCI WORLDCOM NETWORK SERVICES, INC., THE GRANTEE NAMED HEREIN, (A) THE EASEMENT RIGHTS DESCRIBED IN THIS INSTRUMENT MAY BE ESTABLISHED BY RESERVATION IN GRANTEE'S DEED CONVEYING TITLE TO THE PROPERTY (HEREINAFTER DEFINED), AND (B) A MORE DETAILED EASEMENT PLAN AND/OR LEGAL DESCRIPTION MAY BE SUBSTITUTED FOR THE EASEMENT PLAN AND/OR LEGAL DESCRIPTION ATTACHED HERETO AS EXHIBITS B AND C, RESPECTIVELY.]

                                    RECITALS:

         A. Declarant is the owner of certain real property known as 601 and 701 South 12th Street, in Arlington, Virginia, more particularly described in EXHIBIT A attached hereto and made a part hereof (the "PROPERTY").

         B. Declarant desires to subject and place upon the Property certain easements, reservations, rights-of-way and other charges as more particularly set forth herein, for the benefit of MCI WORLDCOM Network Services, Inc., a Delaware corporation ("GRANTEE").

         NOW, THEREFORE, in consideration of the foregoing premises, the provisions hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Declarant does hereby publish and declare that the following terms, covenants, easements, reservations, rights-of-way and other provisions shall run with title to the Property, and shall be binding on all parties having any right, title or interest in the Property and their heirs, personal representatives, successors and assigns.

                           ARTICLE I - INTERPRETATION

         1.1 DEFINITIONS. When used in this Declaration, the following capitalized terms shall have the meanings indicated:

                  EASEMENT: means the easements, rights-of-way, licenses and other rights created hereunder.

                  EASEMENT AREA: means the portion of the Property depicted on the Easement Plan, more particularly described in the legal description attached as Exhibit C hereto.

                  EASEMENT PLAN: means that certain plat attached as EXHIBIT B hereto.

                  EMERGENCY SITUATION: means a situation (i) impairing or imminently likely to impair the operation or use of any Telecommunications System, (ii) causing or likely to cause the loss of service provided by any Telecommunications System, (iii) causing or likely to cause bodily injury to persons or any damage to any Telecommunications System or any property in, on, under, within, upon, around or about the Easement Area, or (iv) causing or imminently likely to cause substantial economic loss to the Grantee.

                  FEE OWNER: means the owner of the fee interest in the Property from time to time.

                  PROPERTY: means the real property described on EXHIBIT A attached hereto.

                  TELECOMMUNICATIONS SYSTEMS: means telecommunications transmission systems, including, without limitation, conduit, manholes, innerducts, cables, wires and other related fixtures, facilities, apparatus, equipment, marker posts and appurtenances deemed necessary or appropriate for the operation, maintenance, upgrade, repair or use of any such system.

         1.2 Exhibits. The exhibits referred to in this Declaration hereby are incorporated into this Declaration in full by this reference.

         1.3 Captions; Sections. Captions in this Declaration are for convenience of reference only, and shall not affect the scope or intent of this Declaration.

         1.4 Severability. In the event one or more of the provisions of this Declaration shall be held to be illegal, invalid or unenforceable, each provision shall be deemed severable and the remaining provisions of this Declaration shall continue in full force and effect.

                      ARTICLE II - DECLARATION OF EASEMENT

         2.1      DECLARATION OF EASEMENT.

                  2.1.1 There is hereby created for the benefit of the Grantee a non-exclusive perpetual easement in, under, upon, over and across the Property within the bounds of the Easement Area. The Easement shall be used for the purpose of the installation, operation, maintenance, inspection, repair, removal, replacement and enlargement of Telecommunications Systems, whether now existing or hereafter installed, in the Easement Area. The Easement granted herein includes, without limitation, the right to install, maintain and operate conduit, innerducts, cable and wiring under the Easement Area, as well as the placement, installation, maintenance and operation of other equipment, fixtures, manholes and other means of access in, under, upon, over and across the Easement Area. The Grantee shall have the right to use the Easement Area, in whole or in part, as may be deemed necessary or advisable by the Grantee to provide telecommunications services to its customers, wherever situated.

                  2.1.2 The Easement includes, and the Grantee is hereby granted, rights and easements, privileges and appurtenances over and across the Property necessary or convenient for the full enjoyment and use of the rights herein granted, including, but not limited to, the rights of ingress and egress over and across the Property to and from the Easement Area, the right to clear and keep cleared any and all obstructions which might endanger or interfere with the construction, operation, maintenance, safety or efficiency of any Telecommunications System or parts thereof, including, without limitation, the right to clear and keep clear all trees, roots, brush and other obstructions located in and around the Easement Area.

                  2.1.3 All Telecommunications System equipment installed by Grantee in the Easement Area shall remain the personal property of Grantee, its successors or assigns, and neither the Fee Owner nor any person or entity claiming by, through or under the Fee Owner shall have any rights to use, operate, remove or disturb such personal property of Grantee without Grantee's prior written consent.

                  2.1.4 All Telecommunications Systems installed pursuant to this Declaration shall be installed underground, except for (i) manholes installed at grade (flush with ground level); and (ii) customary above-ground appurtenant facilities of underground Telecommunications Systems.

         2.2 RESERVATION OF RIGHTS. Declarant hereby reserves, for itself and all subsequent Fee Owners of the Property, (i) the right to use the Easement Area for any purpose consistent with the Easement and which will not endanger or interfere with the construction, reconstruction, repair, maintenance, operation or efficiency of any Telecommunications System; provided, however, that no buildings or other permanent structures may be constructed in or on the Easement Area, and (ii) the right to grant rights in the Easement Area to other parties; provided, however, that no such other grant shall interfere with the exercise of the Easement by Grantee.

         2.3 NOTICE. Any work to be done by Grantee within the Easement Area shall be done only after twenty-four (24) hours' advance notice to Fee Owner, except in the event of any Emergency Situation, in which event no advance notice shall be required, provided that such Easement Beneficiary shall notify the Fee Owner of such work as soon as reasonably possible (whether before or after the commencement of such emergency work).

         2.4 TERMINATION. The Easement herein granted to Grantee may be terminated by Grantee at any time by written notice to the Fee Owner.

         2.5 INDEMNIFICATION BY GRANTEE. The Grantee shall indemnify, defend and hold harmless Fee Owner, and its officers, directors, agents and employees (each, an "INDEMNITEE"), from and against all claims, liabilities, suits, obligations, fines, penalties, damages, losses and expenses (including, without limitation, reasonable attorney's fees and disbursements) that may be imposed upon, incurred by or asserted against an Indemnitee by reason of, or arising out of injuries to or death of persons or damage to property resulting from or occurring by reason of (a) the negligent acts or willful misconduct of Grantee and/or any of its agents, employees or contractors, or (b) the exercise by Grantee and/or any of its agents, employees and contractors of the easement rights granted herein, except to the extent caused by any gross negligence or willful misconduct of such Indemnitee and/or any of its agents, employees and contractors.

                          ARTICLE III - MISCELLANEOUS.

         3.1 NO PUBLIC EASEMENT. Nothing in this Declaration shall be deemed or construed to create an easement or license in favor of the public generally.

         3.2 EFFECTIVENESS OF DECLARATION. This Declaration shall be effective upon its full execution by Declarant and recordation.

         3.3 BINDING EFFECT. The terms and conditions of this Declaration shall (i) be binding upon and shall inure to the benefit of the Grantee and its successors and assigns, and (ii) run with the land, binding upon and inuring to the benefit of all Fee Owners and other parties owning or having any interest in the Property.

         3.4 NO MERGER. In the event the Fee Owner and the Grantee are at any time the same person or entity, such unified ownership shall not of itself work a merger or other termination of the Easement, and this Declaration shall continue in full force and effect in accordance with its terms.

         3.5 PRIORITY. This Declaration shall be senior and superior to the lien of any mortgage or deed of trust now or hereafter made encumbering all or any part of the fee title to the Property.

                          [Signature on following page]

         IN WITNESS WHEREOF, the undersigned has executed this Declaration of Easement as of the date first written above.

WITNESS:                                        [INSERT NAME OF PURCHASER OF THE
                                                THE PROPERTY]

____________________                            By: ____________________________
                                                Name: __________________________
____________________                            Title: _________________________

STATE OF ___________________________________)
                                            )  ss:
COUNTY OF___________________________________)

         I, _________________________________________, a Notary Public in and
for the jurisdiction aforesaid, do hereby certify that ______________________, who is personally known to me (or satisfactorily proven) to be the _________________________ of [_________________________], named in the foregoing instrument and hereto annexed, personally appeared before me in said jurisdiction and as ________________________ of the aforesaid corporation acknowledged the same to be the act and deed of said corporation.

                  Given under my hand and seal this ____ day of ____________________, 2003.

                                                    ________________________
                                                    Notary Public.

My Commission expires: ________________.

[Notarial Seal].

                                                  [WorldCom office buildings,
                                                  601 and 701 South 12th Street,
                                                  Pentagon City, Arlington, VA]

                                    EXHIBIT A

                                    Property

         All of those certain parcels of land situate and being in Arlington County, Virginia and more particularly described as:

         Parcel 1-A, containing 105,422 square feet, being a Subdivision of the Property of Pentagon City One Realty Limited Partnership, as the same appears duly dedicated, platted and recorded in Deed Book 2013 at page 725, among the land records of Arlington County, Virginia;

         TOGETHER WITH subsurface foundation and footing easement recorded in Deed Book 2034 at page 528, among the aforesaid land records.

Parcel 1-B containing 2.45783 acres, being a Resubdivision of the Property of Pentagon Tract Development Corporation and River House Corporation, being a part of Parcel "B-2-B" Ambassador Inc. & "H" Street Building Corp., as the same are shown on a plat attached to Deed of Resubdivision recorded in Deed Book 2062 at page 914, among the aforesaid land records.

                                    EXHIBIT B

                                  EASEMENT PLAN

                                    EXHIBIT C

                       LEGAL DESCRIPTION OF EASEMENT AREA

                                    EXHIBIT P

                              EQUIPMENT SITE LEASE

                         EQUIPMENT SITE LEASE AGREEMENT

                                     between

                    ---------------------------------------
                                  ("LANDLORD")

                                       and

                       MCI WORLDCOM NETWORK SERVICES, INC.
                                   ("TENANT")

                                PENTAGON CITY TWO
                               601 S. 12TH STREET
                               ARLINGTON, VIRGINIA

                         LEASE NO. ____________________

                                TABLE OF CONTENTS

1.       Demised Premises.............................................................    1

2.       Common Areas.................................................................    1

3.       Lease Term...................................................................    2

4.       Rent.........................................................................    2

5.       Permitted Use/Point of Presence/Collocation..................................    2

6.       Landlord's Covenants/Tenant's Right to 24 hour, 7-day per week access........    3

7.       Mechanics' Liens.............................................................    4

8.       Landlord's Services..........................................................    4

9.       Maintenance and Repair.......................................................    4

10.      Insurance....................................................................    5

11.      Hazard Insurance.............................................................    5

12.      Electric.....................................................................    6

13.      Signage......................................................................    6

14.      Trade Fixtures, Specialty Equipment..........................................    6

15.      Alterations By Tenant........................................................    8

16.      Mutual Indemnification; Limitation of Liability..............................    8

17.      Waiver of Claims; Waiver of Subrogation......................................    8

18.      Entry By Landlord............................................................    9

19.      Damage By Casualty...........................................................    9

20.      Bankruptcy...................................................................    9

21.      Holding Over.................................................................   10

22.      Waivers......................................................................   10

23.      Notices......................................................................   10

24.      Delays in Performance........................................................   11

25.      Default......................................................................   11

26.      Cumulative Rights............................................................   12

27.      Eminent Domain...............................................................   13

28.      Personal Property............................................................   13

29.      Binding Agreement............................................................   13

30.      Assignment and Sublease......................................................   13

31.      Subordination and Non-Disturbance............................................   14

32.      Attorneys' Fees..............................................................   14

33.      Captions.....................................................................   14

34.      Time of Essence..............................................................   14

35.      Governing Law................................................................   14

36.      Entire Agreement.............................................................   14

37.      Brokers......................................................................   14

38.      Reasonableness...............................................................   14

39.      Amendments...................................................................   14

40.      Parking......................................................................   15

41.      Options to Renew.............................................................   15

42.      Right of First Refusal, Second Floor.........................................   15

43.      Lien Waiver..................................................................   15

44.      Environmental................................................................   15

45.      Deed of Lease................................................................   17

                         EQUIPMENT SITE LEASE AGREEMENT

         THIS EQUIPMENT SITE LEASE AGREEMENT ("LEASE") is effective this ____ day of ___________ 2003 by and between _______________________________, a
______________________________________ ("LANDLORD"), and MCI WORLDCOM NETWORK
SERVICES, INC., a Delaware corporation ("TENANT").

         WHEREAS, Landlord owns the real estate and the building, commonly known as Pentagon City Two at 601 South 12th Street, Arlington, Virginia and legally described on Exhibit A (the "BUILDING");

         WHEREAS, Tenant is currently in occupancy of the Premises and Tenant desires to lease said Premises from Landlord; and

         WHEREAS, Landlord also owns the real estate commonly known as Pentagon City One at 701 South 12th Street, Arlington, Virginia ("BUILDING ONE") and the entire property known as Pentagon City One and Pentagon City Two are sometimes collectively referred to as "PROPERTY;"

         NOW, THEREFORE, in consideration of the rent provided for herein, Landlord and Tenant are entering into this Lease upon the terms and conditions set forth herein.

DEMISED PREMISES. Landlord does hereby demise and lease unto Tenant, and Tenant does hereby lease from Landlord, 5,059 net rentable square feet on the SECOND FLOOR of the Building (the "SECOND FLOOR SPACE") as shown on the Site Plan attached hereto as Exhibit B-1, together with: the enclosed generator area (the "GENERATOR AREA") and the enclosed electrical area (the "ELECTRICAL AREA") on Level P-1 of the Building as shown on the plan attached hereto as Exhibit B-2, and the enclosed fuel tank area (the "FUEL TANK AREA") and the enclosed utility vault area (the "UTILITY VAULT AREA") on Level P-2 of the Building as shown on the plan attached hereto as Exhibit B-4. The Second Floor Space, Generator Area, Electrical Area, Fuel Tank Area, and Utility Vault Area are collectively called the "PREMISES." Landlord and Tenant agree that the Premises shall be deemed to contain 5,059 net rentable square feet for all purposes under this Lease, regardless of whether the Premises might actually contain more or fewer than 5,059 net rentable square feet.

COMMON AREAS. Tenant and its officers, employees, agents, customers and invitees shall have a nonexclusive right of access to the Parking Spaces (hereinafter defined), the walkways, driveways and sidewalks at the Building (the "COMMON AREAS"). Landlord agrees to make the Common Areas continuously available to Tenant for nonexclusive use by Tenant and the other aforementioned groups of persons during the Lease Term (as such term is hereafter defined) and any extension thereof, except when portions of the Common Areas temporarily may be unavailable for use by reason of repair work then being underway thereon. The nonexclusive use of the Common Areas by Tenant and its officers, employees, agents, customers and invitees at all times shall be subject to such reasonable rules and regulations as Landlord from time to time may establish and shall be in common with other tenants from time to time of the Building.

Landlord shall have the right from time to time temporarily to close the Common Areas to prevent the acquisition of public rights therein. Landlord shall operate and maintain the Common Areas during the Lease Term and any extensions thereof in good order and repair in accordance with the standards of comparable buildings in the area in which the Premises are located.

LEASE TERM. This Lease shall commence on the date of this Lease (the "COMMENCEMENT DATE") and shall terminate at 11:59 p.m. of the last day of the month that is ten (10) years thereafter (the "INITIAL LEASE TERM"), subject to Tenant's Options to Renew, as set forth in Section 0 of this Lease. As used in this Lease, "LEASE TERM" means the Initial Lease Term and any then applicable Renewal Term (as defined in Section 0). As used in this Lease, "LEASE YEAR" means the period from the Commencement Date through the twelfth full month of the Initial Lease Term with respect to the first Lease Year and each successive twelve month period with respect to each Lease Year thereafter during the Lease Term.

RENT.

Base Rent. Beginning on the Commencement Date, Tenant agrees to pay Landlord, without demand, deduction or set off (except as set forth herein), at Landlord's address set forth in Section 0 of this Lease, or at such other place as Landlord from time to time may designate in writing, annual rent in the amount of Seventy-five thousand eight hundred eighty-five Dollars ($75,885.00) (i.e., Fifteen Dollars ($15.00) per rentable square foot of the Second Floor Space) payable in advance in twelve (12) equal monthly installments on the first day of each month during the Initial Lease Term (the "BASE RENT"). The Generator Area, Electrical Area, Fuel Tank Area, and Utility Vault Area are included in the Premises without the payment of any additional Base Rent. Base Rent shall be inclusive of all real estate taxes and operating expenses throughout the Lease Term, as extended or renewed.

Payments Other Than Base Rent. To the extent that this Lease provides for Tenant's payment of any charges or sums to Landlord that is not a regularly-occurring payment due under this Lease, Tenant shall have thirty (30) days to pay such additional charges or other amount due to Landlord following Tenant's receipt of a statement of such charges or other amount and reasonable supporting documentation. Base Rent and any other sums due hereunder are sometimes collectively called "RENT."

PERMITTED USE/POINT OF PRESENCE/COLLOCATION.

Tenant may restrict access to the Premises through a card key system or other security devices to maintain security in the Premises. Tenant may use, occupy and operate the Premises for any lawful use, including without limitation, the installation, expansion, operation and maintenance of equipment necessary to operate its telecommunications business as well as general and executive offices and any other uses permitted by the applicable zoning code. Without limiting the foregoing, Tenant shall have the right, at no additional charge or rent, to install, operate, replace, expand, add to, repair and maintain its fiber optic cable and related equipment in horizontal and vertical shafts, risers and pathways to the Building and/or Building One for the purpose of (i) providing telecommunications services (installation of a point of presence) to other occupants in the Building and/or any other building owned by Landlord or its affiliates, and (ii) interconnecting telecommunications equipment of Tenant, its customers or vendors throughout the Building, Building One and surrounding grounds. Tenant shall have the right to market its services to other tenants in the Building and Building One. Tenant agrees at all times during the Lease Term and any extensions thereof to comply with all applicable laws affecting the use of the Premises.

Landlord acknowledges that the Building contains cables and conduits and related equipment within the Building and throughout the Property that service the Premises. All such conduits and cables present in the Building and the Property shall remain in place and not be disturbed without Tenant's written consent. Landlord shall provide 24 hour, 7 day per week access to such additional riser space or comparable areas to Tenant for electrical, generator, telecom, antenna, dish or HVAC requirements at no additional rent as needed by Tenant throughout the Lease Term. Additional space provided pursuant to this Section 0 shall be provided at no additional cost to Tenant, although Tenant shall be responsible for the cost of the conduit installation.

Landlord acknowledges and agrees that Tenant's contemplated use of the Premises may include the installation, operation, maintenance, repair and replacement of telecommunications equipment and related facilities by Tenant's customers and vendors (the "COLLOCATES"). The Collocates shall be entitled to use the Premises at no additional charge and without requiring the consent of Landlord. The Collocates shall have the right to bring fiber and related facilities into the Premises through the conduits and space utilized by Tenant at no additional charge and without requiring the consent of Landlord.

LANDLORD'S COVENANTS/TENANT'S RIGHT TO 24 HOUR, 7-DAY PER WEEK ACCESS. Landlord covenants that: (a) it is the owner of the real estate described in Exhibit A;
(b) the Premises at all times during the Lease Term and any extension thereof will have unobstructed ingress and egress to the entrance of the Premises and a public street or highway; (c) Landlord has full power and capacity to make this Lease with Tenant; and (d) throughout the Lease Term, the Building will comply, with all laws, ordinances, orders, rules, regulations and requirements of all federal, state, municipal and local governmental bodies exercising jurisdiction thereover, whatever the nature of such same, including without limitation, environmental rules and regulations and the Americans With Disabilities Act, as amended ("ADA"), and Tenant shall not be liable or responsible to assure that the Building complies with the same nor for any latent defects in the Premises or Building. Landlord covenants and agrees: (i) to use its best efforts to avoid taking any actions that might adversely affect Tenant's use of or business operations within the Premises, including but not limited to, any actions that might adversely affect Tenant's fiber optic cabling or telecommunications equipment; (ii) to provide Tenant with at least forty-eight (48) hours' prior written notice if, notwithstanding Landlord's best efforts, Landlord must take an action that might adversely affect Tenant's use of or business operations within the Premises; (iii) in all events to coordinate and cooperate with Tenant to minimize any cessation or degradation of Tenant's use of, or business operations within, the Premises; (iv) to take such actions as soon as reasonably practicable as may be necessary to correct or cure any acts, events or circumstances that may have adversely affected Tenant's use of or business operations within the Premises; and (v) to allow Tenant access to the Premises, the roof and the Building including the HVAC Systems and Back-up Systems (as hereinafter defined) twenty-four (24) hours a day, seven (7) days a week. Landlord further covenants that Tenant, upon the complete and timely payment of Rent and performance of Tenant's other obligations under this Lease, shall peacefully and quietly have, hold and enjoy the occupancy of the Premises throughout the Lease Term and any extensions thereof, or until this Lease is sooner terminated in accordance with its provisions, without any disturbance.

MECHANICS' LIENS. Tenant shall not permit any mechanics', laborer's, or materialman's lien to stand against the Premises for any labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Premises by or at the direction of Tenant and shall hold Landlord and the Premises harmless therefrom. Tenant promptly shall pay all contractors and materialmen so as to minimize the possibility of a lien attaching to the Premises. Tenant may contest in good faith the validity of any liens so filed and shall not be obligated to pay or discharge any such lien until the same has been adjudged valid by the final judgment of a court of competent jurisdiction; provided that the interests of Landlord in the Premises shall be fully protected against such lien during the period of any such contest.

LANDLORD'S SERVICES.

LANDLORD'S GENERAL SERVICES.  Landlord shall provide the following services:

public water from the regular Building fixtures for drinking, lavatory and toilet purposes and as required for Tenant's HVAC equipment only;

passenger elevator service and freight elevator service in common with Landlord, other tenants and visitors to the Building on a 24-hour per day, 7-day per week basis including holidays; and

electrical service as specified in Section 0. Additional electrical capacity or usage shall be provided with the consent of Landlord (which shall not be unreasonably withheld, conditioned or delayed) and at Tenant's expense.

DELAYS IN FURNISHING SERVICES. If any failure to furnish or delay in furnishing any of the services described in Section 0 prevents and will continue to prevent Tenant from using the Premises as it is then using the Premises or prevents and will continue to prevent Tenant from providing the telecommunications services being provided by Tenant to its customers ( such a condition of the Premises being hereinafter referred to as "UNTENANTABLE" or "UNTENANTABILITY"), then, commencing upon the date when the Premises became Untenantable, all Rent shall abate for the duration of such Untenantability. Tenant agrees that Landlord shall not be liable for damages for failure to furnish or delay in furnishing any service if attributable to any of the causes described in Section 0.

MAINTENANCE AND REPAIR.

LANDLORD'S MAINTENANCE OBLIGATIONS. Except for the obligations of Tenant set forth below, Landlord shall maintain and make repairs and replacements to the Common Areas, the Building structural systems, the roof of the Building, the exterior of the Building and the Building Systems, at Landlord's cost and expense. The "BUILDING SYSTEMS" means the base building mechanical, electrical, plumbing, sanitary, sprinkler, heating, ventilation and air conditioning, security, life-safety, and elevator facilities not located in the Premises, but excluding any specialty lighting, non-building standard leasehold improvements or alterations and supplemental HVAC systems. Landlord agrees to keep the Common Areas reasonably free of snow, ice and debris.

TENANT'S MAINTENANCE OBLIGATIONS. Tenant, at its cost and expense, shall keep and maintain Tenant's Property, the Specialty Equipment (as defined in Section
0), the interior of the Premises (including all plate glass windows and doors), and the heating, air conditioning, lighting, plumbing, electrical and sewer systems within the Premises in good order, condition and repair; provided that Tenant shall not be obligated to make any repairs necessitated by damage from fire, flood, the elements or any other casualty. Such obligations of Tenant shall include all repairs, replacements or alterations required within the interior of the Premises including, without limitation, all repairs and replacements required under any applicable laws, rules or regulations. Tenant agrees to keep the hallways adjacent to the Premises free of any temporary or moveable obstruction and to keep the Premises free from trash and debris.

RETURN OF PREMISES. Upon the termination of this Lease, Tenant shall surrender the Premises to Landlord in good order, condition and repair, except for (a) reasonable wear and tear and (b) damage from fire, flood, the elements or any other casualty. Tenant shall have the right to remove Tenant's generator, fuel storage equipment and HVAC equipment located outside the Premises within one hundred and twenty (120) days after the termination of the Lease, but Tenant shall not be obligated to do so. Tenant shall remove its equipment, furniture and fixtures within six (6) months following the expiration date. Tenant shall cap and safely cut all cabling, but Tenant shall not be obligated to remove any raised flooring or any conduit or cabling. Tenant shall not otherwise be required to (although Tenant may elect to) remove any improvements made by Tenant to the Premises.

CLEANING. Tenant shall, at Tenant's expense, hire its own cleaning contractor to clean the Premises. Tenant's cleaning contractor, cleaning personnel and all aspects of Tenant's cleaning of the Premises shall be subject to all Building security and other requirements as Landlord might impose from time to time.

INSURANCE. Tenant, at its expense, at all times during the Lease Term and any other period of occupancy of the Premises by Tenant, shall provide and maintain with respect to the Premises Commercial General Liability insurance in form customarily written for the protection of owners, landlords and tenants of real estate, with Landlord as an additional insured, which insurance shall provide coverage of not less than $1,000,000.00 for bodily injury and property damage. Any insurance required to be maintained by Tenant may be provided through a blanket policy covering the Premises and other properties. Landlord, at its written request, shall be furnished with appropriate certificates evidencing that such insurance is in force and that Landlord is named as an additional insured thereunder. The policies for all such insurance shall provide that they not be canceled without at least ten (10) days' prior written notice to Landlord.

HAZARD INSURANCE. Landlord at all times during the Lease Term and any other period of occupancy of the Premises by Tenant shall provide and maintain, at Landlord's expense, comprehensive fire insurance with extended coverage insuring the Building, providing such level of coverage and insuring against such risks as are customarily maintained with respect to comparable buildings in the market in which the Premises is located.

ELECTRIC. A 6,000 amp electrical main service current services the Building. Landlord shall have the right to elect at any time, at Landlord's expense, to install a separate meter, a submeter or a check meter to monitor electricity usage at the Premises. Upon installation of such monitoring meter, Tenant shall be billed directly by the provider (if Tenant is directly metered) and Tenant shall pay for its electric service directly to the power provider, or Tenant shall be billed by Landlord (if Tenant's electricity usage is separately monitored, but not directly metered) for the electricity usage at the Premises and/or electricity usage of the Specialty Equipment, as the case may be, at utility company rates without markup by Landlord. Until the Premises is so metered, the cost of Tenant's electricity usage shall be included in the Base Rent. Subject to electric service outages and reductions outside the control of Landlord, Landlord shall allocate 800 amps, 480 volts, three (3) phase, four (4) wire electrical service to the Premises. If Tenant requires additional capacity at any time during the Lease Term, Landlord shall use commercially reasonable efforts to assist Tenant in securing the additional power requirement from the power provider and providing additional space for additional capacity, at Tenant's expense, for such additional space provided.

SIGNAGE. If Tenant so requests, Landlord agrees to display Tenant's name on the Building lobby sign in the same fashion as the other tenants' names are displayed, at Landlord's cost and expense.

TRADE FIXTURES, SPECIALTY EQUIPMENT.

Tenant may, from time to time during the Lease Term, install, maintain, replace, repair, expand, construct and operate at the Premises and remove therefrom such trade fixtures as it may deem necessary or appropriate to its business operations, including but not limited to the Specialty Equipment (as defined below); provided that any damage that may be caused to the Premises by the removal of any of Tenant's trade fixtures or Specialty Equipment shall be repaired by Tenant at its expense forthwith upon the removal of any such trade fixtures or Specialty Equipment.

Landlord grants to Tenant the right, at no additional charge or rent, to install, operate, expand, add to, repair and maintain, and Landlord acknowledges that Tenant's use of the Premises will require, some or all of the following (collectively, the "SPECIALTY EQUIPMENT"):

fiber optic cabling from two (2) separate means of entry from the adjoining streets, across the Building's surrounding grounds (at locations indicated on the Declaration of Easement of even date for the benefit of Tenant, which is recorded or to be recorded in the Land Records of Arlington County, Virginia), to, and core drilling of, the Building core structural wall and from the Building core structural wall, by two (2) diverse paths, to the Premises;

heat, air conditioning and ventilation for the Premises on a 24-hour, 7-day per week basis, including holidays to the extent necessary for the comfortable occupancy of the Premises under normal business operations with customary office equipment and in the absence of the use of any non-customary machines, equipment or devices which adversely affect the temperature otherwise maintained in the Premises;

batteries in the Premises for power backup in case of power failure;

an independent, Tenant-controlled fire suppression system which will include access to Tenant for exhaust louvers, shafts or risers necessary for the discharge of exhaust from the Premises from such system as well as Tenant's air conditioning system;

connection of the office space areas within the Premises to Landlord's fire alarm system;

a raised floor system to accommodate Tenant's telecommunications equipment;

a 750 MCM copper insulated ground conductor in one and one-half inch (1.5") conduit from the master ground at the lowest point in the Building to the Premises; and

the installation of interior walls or window covering materials to stabilize environmental conditions within the Premises.

In addition to the generator and electrical equipment in the Generator Area, Tenant shall have the right to install and maintain up to a 5,000 gallon fuel tank system in the area shown on Exhibit B-4, and UPS in the Building and/or the Property ("BACK-UP SYSTEMS") and shall have the right to maintain such installations in the locations shown on Exhibit B-2 and Exhibit B-4 throughout the Lease Term, as renewed at no additional charge or rent. Tenant maintains certain mechanical cooling systems in the Building in the location shown on Exhibit B-3 (collectively, "HVAC SYSTEMS") and Tenant shall have the right to maintain such systems throughout the Lease Term, as renewed. Tenant shall have 24-hour, 7-day per week access to the Back-up Systems and the HVAC Systems. Landlord shall provide such space, including the right to install necessary connections therefrom to the Premises, at no additional charge or rent to Tenant. Tenant shall have the right to test its generator(s)at any time, which testing shall be conducted in compliance with all applicable laws, codes, and regulations.

During the Lease Term and any extension thereof, Tenant shall have the right, at no additional rent, to install GPS and/or other antenna(s) and dish(es) on the roof or the grounds of the Building (including all necessary connections to the Premises, along with the benefit of any easements that might be required in connection therewith) for use by Tenant and/or Tenant's Collocates. Any such antennas or dishes shall be installed in accordance with all applicable laws and building codes and in locations mutually agreeable to Landlord and Tenant. Tenant shall have the option to remove such antennas and dishes at the expiration or earlier termination of this Lease; provided that in the event of removal, Tenant shall repair any damage to the roof or grounds of the Building caused by such removal. Landlord shall provide the space for such antennas, dishes, and necessary connections at no additional charge or rental to Tenant.

Tenant, at Tenant's sole cost and expense, shall have the right to construct a dry pipe, preaction system for the Premises, including the right to relocate or encase any water mains or other water pipes running through the Premises to lessen the potential damage to Tenant's equipment. Landlord agrees to provide sufficient flow and pressure in the standpipe to the Premises to support such a fire suppression system. Landlord agrees that Tenant may remove all of the existing wet sprinklers in the equipment areas of the Premises, although those support areas of the Premises on which no equipment is located and the Common Areas will remain on the Building's wet sprinkler. The preaction system shall only be located in the Premises and will be connected to the Buildings alarm system in accordance with all applicable laws and building codes. Tenant shall also have the right, at Tenant's expense, to install an FM 200 fire suppression system in the Premises.

FLOOR LOAD. Tenant, at Tenant's sole cost and expense, shall have the right but not the obligation, with the prior consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, to reinforce the floors in the Premises so as to allow additional floor load thereon. Landlord will allow Tenant to reinforce floors in the Building outside the Premises, provided Landlord shall have the right to direct Tenant as to the method of such reinforcement.

ALTERATIONS BY TENANT. Tenant, at its expense, may, from time to time during the Lease Term, make such nonstructural alterations to the interior of the Premises as Tenant deems appropriate to its business operations without Landlord's consent; provided that all such alterations shall be completed in a good and workmanlike manner and shall not impair the structural soundness of the Premises. Tenant shall make no additions or alteration whatsoever to the exterior of the Premises and no structural changes whatsoever within the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

MUTUAL INDEMNIFICATION; LIMITATION OF LIABILITY.

Landlord agrees to indemnify Tenant against and to defend and hold Tenant harmless from any and all claims, demands, damages, penalties, costs, liabilities and losses arising from or based upon any alleged act, omission or negligence of Landlord or Landlord's agents or employees or arising from or based upon any breach of Landlord's covenants under this Lease. Tenant agrees to indemnify Landlord against and to defend and hold Landlord harmless from any and all claims, demands, damages, penalties, costs, liabilities and losses arising from or based upon any alleged act, omission or negligence of Tenant or Tenant's agents or employees or arising from or based upon any breach of Tenant's covenants under this Lease.

Neither Landlord nor Tenant, nor any of their respective employees, agents or contractors shall be liable under any theory of liability to the other for indirect, special, incidental, remote, or consequential damages arising under or in connection with this Lease, whether in an action for or arising out of breach of contract, tort, or otherwise.

WAIVER OF CLAIMS; WAIVER OF SUBROGATION. Each party hereto hereby waives any and all claims for recovery which such party or anyone claiming through such party may have against the other party hereto (or such other party's officers, agents or employees) for or with respect to any loss of or damage to such waiving party's property that is (i) insured under valid insurance policies, to the extent of any recovery actually collectible under such insurance policies, or
(ii) required by this Lease to be insured, to the extent any recovery would be collectible if such insurance policies were obtained and maintained as required by this Lease, whether or not such loss or damage is caused by the negligence of such other party or such other party's agents, employees, subtenants, concessionaires or licensees or of any other person or persons for whose actions such other party may be responsible or liable. Landlord and Tenant each agree to obtain from the insurance companies providing its insurance applicable hereto permission to allow Landlord and Tenant to waive their respective insurance companies' rights of subrogation. Landlord and Tenant shall each provide to the other written proof of the waiver of said claims by said insurance companies.

ENTRY BY LANDLORD. Landlord shall have the right to enter the Premises only upon reasonable prior notice and accompanied by a representative of Tenant, for the purpose of inspecting the Premises or for the purpose of making repairs thereto; provided that such entry shall not materially interfere with the conduct of the Tenant's business as determined by Tenant in its sole discretion and that Landlord shall reimburse Tenant for all costs reasonably incurred by Tenant as a result or in accommodation of Landlord's repairs. Landlord acknowledges that Tenant's use of the Premises will include installation of sensitive equipment; therefore, during the Lease Term or any extension thereof, Landlord shall have no right to install conduits or other piping in or through the Premises or through the Building or the roof of the Building, including, without limitation the walls, ceilings and floors of the Premises or areas above or below the walls, ceilings and floors without Tenant's consent.

DAMAGE BY CASUALTY. In case the Premises, or any part thereof, shall at any time be destroyed or damaged by fire or other unavoidable casualty, so that the same shall be unfit for occupation or use by Tenant for its purposes hereunder, then the Rent hereby reserved, or a fair and just proportion thereof, according to the nature and extent of the damage sustained in loss of occupation of the Premises, shall be suspended, cease to be payable and so continue until said Premises shall be rebuilt or made fit for occupation and use, or if such damage to the Premises or to the Building (regardless of whether the Premises are affected) is to the extent of fifty percent (50%) or more, then this Lease may be terminated at the election of Landlord or Tenant, notice of which election, if exercised, shall be given in writing within fifteen (15) days from date of casualty. If this Lease is not so terminated within such time period, then Landlord shall be deemed to have agreed to repair and restore the Premises and the Building. The length of time that Landlord shall have to make such repairs hereunder shall in no event exceed a period of six (6) months from the date of casualty. If Landlord fails to complete such repairs within said six (6) month period, Tenant shall have the option (i) to terminate this Lease as of the date of such casualty by giving written notice to Landlord not later than thirty (30) days after said six (6) month period or (ii) to exercise any and all rights necessary to cause Landlord to complete such repairs, including, without limitation, collection of damages.

BANKRUPTCY.

Landlord acknowledges that on July 21, 2002, Tenant and certain of its domestic affiliates filed voluntary petitions for relief under Chapter 11 of title 11, United States Code (the "BANKRUPTCY CODE") in the United State Bankruptcy Court for the Southern District of New York. Tenant is continuing to operate its business and manage its properties as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. This Section 0 shall not apply to such bankruptcy filing nor shall Tenant be deemed to be in default of this Lease as a result of such bankruptcy filing.

Subject to Section 0, the filing by or against Tenant of any petition in bankruptcy, or the adjudication of Tenant as a bankrupt or insolvent, or the appointment of a receiver or trustee to take possession of all or substantially all of the assets of Tenant, or the making of a general assignment by Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any state or federal insolvency or bankruptcy act, or the levy of execution or attachment against Tenant's interest in the Premises, and the continuance of any of the same for a period of ninety (90) days, shall constitute a breach of this Lease forthwith upon written notice to Tenant. The parties understand and agree that neither this Lease nor any interest herein or hereunder, nor any estate created hereby shall pass by operation of law under any state or federal insolvency or bankruptcy act to any trustee, receiver, assignee for the benefit of creditors or any other person whomsoever without the express prior written consent of Landlord. Any purported transfer in violation of the provisions of this Section shall constitute a breach of this Lease; and in such event, Landlord may, at its option, with written notice, declare this Lease terminated forthwith.

HOLDING OVER. Provided Tenant is not in default under the terms and conditions of this Lease beyond the applicable notice and cure period, Tenant shall have the one time option to extend the Lease Term (or any Renewal Term) for an additional six (6) month period, otherwise subject to all the terms and conditions of this Lease. Such option may be effectuated only by written notice to Landlord given no later than twelve (12) months prior to expiration of the Lease Term (or the applicable Renewal Term). Additionally, provided Tenant is not in default under the terms and conditions of this Lease beyond the applicable notice and cure period, Tenant shall have the option to continue this Lease on a month-to-month basis (the "HOLDING OVER PERIOD") commencing upon the day after the date on which the Lease Term or the term of any extensions granted under this Lease expire. The Base Rent for the first four (4) months of the Holding Over Period shall be 100% of the Base Rent in effect at the end of the Lease Term, payable on the first day of each month. Thereafter, Base Rent for the Holding Over Period shall be 125% of the Base Rent in effect at the end of the Lease Term, payable on the first day of each month. The Holding Over Period shall otherwise be subject to all the terms and conditions of this Lease. This option shall be effectuated by Tenant either notifying Landlord in writing of Tenant's decision to exercise said option not less than thirty (30) days prior to the end of the Lease Term or by Tenant remaining in possession of the Premises after the expiration or termination of the Lease Term without the execution of a new lease.

WAIVERS. One or more waivers by Landlord or Tenant of a breach of any covenant or condition by the other of them shall not be construed as a waiver of the subsequent breach of the same covenant or condition, and the consent or approval by Landlord or Tenant to or of any act by either requiring the other's consent or approval shall not be deemed to waive or render unnecessary either party's consent to or approval of any subsequent similar act by the other party.

NOTICES. All notices or other communications which are required or permitted herein shall be in writing and deemed sufficiently given if delivered by (i) certified or registered mail, postage prepaid, return receipt requested, (ii) by recognized overnight delivery service company (examples include Federal Express, Airborne Express, and UPS), or (iii) by telephone facsimile followed by a hard copy sent via certified mail or by overnight delivery as set forth above addressed to:

         If to Tenant:              Lease Administration - T
                                    WorldCom
                                    500 Clinton Center Drive
                                    3rd Building, 3rd Floor
                                    Clinton, MS 39056
                                    Facsimile Number: 601-460-8485

         With a copy to:            Director, Real Estate
                                    WorldCom
                                    6929 N. Lakewood Ave.
                                    Mail Drop 5.2-313
                                    Tulsa, OK 74117
                                    Facsimile Number: 918-590-5617

         If to Landlord:            ____________________________________
                                    ____________________________________
                                    ____________________________________
                                    ____________________________________

or at such place or to such agent as the parties may from time to time designate in writing.

                  Any notice given hereunder shall be deemed delivered when, if sent by mail, the return receipt is signed or refusal to accept the notice is noted thereon or, if sent by recognized overnight courier when the notice is actually delivered or refused as reflected in the courier company's delivery records or if sent via facsimile upon receipt of confirmation by the sender that the facsimile has been received (provided a hard copy of the facsimile is delivered to the recipient via certified mail or overnight delivery within three
(3) business days thereafter). Landlord will use reasonable efforts to include in all correspondences and notices from Landlord to Tenant under this Lease reference to Tenant's internal lease number assigned to this Lease by Tenant following execution of this Lease (the "LEASE NUMBER," as shall be set forth on the cover page of this Lease.

DELAYS IN PERFORMANCE. The performance by Landlord or Tenant of any of their respective obligations or undertakings provided for in this Lease (except the payment of Rent or any other sums of money payable by Tenant under this Lease) shall be excused and no default shall be deemed to exist in the event and so long as the performance of any such obligation or undertaking is prevented, delayed, retarded or hindered by an act of God, fire, earthquake, flood, explosion, action of the elements, war, riot, failure of transportation, strikes, lockout, action of labor unions, condemnation, laws, orders of government or civil or military authorities, inability to procure labor, equipment, facilities, materials or supplies in the open market, or any other cause beyond the reasonable control of Landlord or Tenant, as the case may be.

DEFAULT.

TENANT DEFAULT. If Tenant defaults in the payment of any Rent or other sums due and payable to Landlord under this Lease and such default continues for a period of thirty (30) days after written notice of such default has been given by Landlord to Tenant, or if Tenant shall violate or default in the performance of any covenants, agreements, stipulations or other conditions contained herein (other than the payment of rent and other sums) for a period of thirty (30) days after written notice of such violation or default has been given by Landlord to Tenant or, in the case of a default not curable within thirty (30) days, if Tenant shall fail to commence to cure the same within thirty (30) days, and thereafter proceed diligently to complete the cure thereof, then Landlord, at its option, may re-enter and repossess the Premises in accordance with applicable law, and declare this Lease terminated and the Lease Term ended forthwith. Except for the negligence or intentional misconduct of Landlord, its agents or employees, Landlord shall not be liable for damages by reason of such re-entry and repossession. Notwithstanding such re-entry and repossession by Landlord, the liability of Tenant for the payment of the Rent and other sums due hereunder and for the performance of Tenant's other obligations hereunder for the balance of the Lease Term shall not be relinquished or extinguished; and Landlord at any time may commence such one or more actions as it may deem necessary to collect any sums due from Tenant under this Lease. In the event of any such re-entry and repossession, Landlord shall have the right to relet all or any portion of the Premises upon such terms and conditions as may be reasonable; and any such reletting shall not relieve Tenant of any of its obligations to Landlord under this Lease, except to the extent of any net rents actually received by Landlord from such reletting after deduction of all of Landlord's reasonable expenses (including but not limited to legal expenses and brokerage commissions) incurred in accomplishing such reletting. Landlord agrees to attempt to mitigate its damages by making reasonable efforts to relet the Premises on reasonable terms.

LANDLORD'S DEFAULT. In the event Landlord fails to observe and perform any covenant or obligation required to be observed or performed by Landlord under this Lease and such failure of performance continues for a period of thirty (30) days after written notice thereof from Tenant to Landlord (unless such failure cannot reasonably be cured within such thirty (30) day period and Landlord shall fail within such period to commence and diligently pursue the curing of such failure), Tenant may undertake all reasonable action to cure Landlord's failure of performance and Landlord agrees to reimburse Tenant on demand for all sums expended or obligations incurred by Tenant in connection therewith (including reasonable attorneys' fees). If Landlord does not reimburse Tenant within thirty
(30) days of receipt of an invoice therefor, Tenant shall have the right to set off said amount from the Rent payable by Tenant to Landlord hereunder. In addition thereto and not in limitation thereof, in the event Landlord's failure of observance of its covenants and agreements contained herein renders Tenant's Premises Untenantable, materially disrupts the operation of Tenant's business, or continues beyond the above cure period, Tenant may, without prejudice to its right to recover damages for breach, terminate this Lease by written notice to Landlord, remove its personal property and trade fixtures, vacate the Premises and employ, and have full recourse to, all other rights and remedies available by operation of law or equity.

CUMULATIVE RIGHTS. The rights, options, elections and remedies of both parties contained in this Lease shall be cumulative and may be exercised on one or more occasions; and none of them shall be construed as excluding any other or any additional right, priority or remedy allowed or provided by law.

EMINENT DOMAIN. If the whole or any part of the Premises hereby leased shall be taken by any public authority under the power of eminent domain, then the Lease Term shall cease on the part so taken from the day the possession of that part shall be required for any purpose, and the Rent shall be paid up to that day, and if such portion of the Premises is so taken as to destroy (in Tenant's reasonable discretion) the usefulness of the Premises for the purpose for which the Premises were leased, then, the Tenant shall have the right either to terminate this Lease and declare the same null and void or to continue in the possession of the remainder of the same under the terms herein provided, except that the Rent shall be reduced in proportion to the amount of the Premises taken. All damages awarded for such taking shall belong to and be the property of the Landlord, including such damage as shall be awarded as compensation for diminution in value to the leasehold; provided, however, that Tenant shall be entitled to any portion of the award made to the Tenant for its leasehold improvements and relocation expenses and Tenant shall have the right to file separately for any such claim.

PERSONAL PROPERTY. All personal property in the Premises shall be at the risk of the Tenant only and the Landlord shall not be or become liable for any damage to said personal property, including any damage to said personal property caused by water leakage, steam, sewer gas or odors, or done or occasioned by or from, any boiler, plumbing, gas, water, steam or other pipes or any fixtures, equipment or appurtenances whatsoever, or occasioned by water, snow or ice, being upon or coming through the roof, sky-light, trap door, or otherwise arising from any defect in the Building or any of the fixtures, equipment or appurtenances therein, or by the act or neglect of any other person or caused in any other manner whatsoever; provided, however, that Landlord shall be liable for any such damage caused by any negligent or intentional act or omission of Landlord or Landlord's agents or employees.

BINDING AGREEMENT. All rights and liabilities herein given to or imposed upon the respective parties hereto shall extend to and bind the respective heirs, executors, administrators, legal representatives, successors and assigns of said parties.

ASSIGNMENT AND SUBLEASE. So long as Tenant or any Related Entity (as hereafter defined) is the Tenant, Tenant shall have the right, without the consent or approval of Landlord, and without the sharing of any excess rents, recapture, or any other rights or remedies of Landlord set forth herein, to: (a) assign its interest in the Lease (i) to any corporation or other entity that is a successor to Tenant either by merger or consolidation, or (ii) to a purchaser of all or substantially all of Tenant's assets, or (iii) to a purchaser of all or substantially all of Tenant's business line or company division that includes the Premises use, or (iv) to a corporation or other entity that shall directly or indirectly control, be under the control of, or be under common control with, Tenant (any such entity being a "RELATED ENTITY"); (b) sublease all or any portion of Premises to a Related Entity; or (c) allow or facilitate the collocation of telecommunications equipment not owned by Tenant in the Premises. For purposes hereof, "control" shall be deemed to mean the direct or indirect ownership of more than fifty percent (50%) of the outstanding voting stock of a corporation or other majority equity and control interest if not a corporation. Tenant shall not assign its interest in the Lease or sublease all or any portion of the Premises to any party that does not constitute a Related Entity without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

SUBORDINATION AND NON-DISTURBANCE. Tenant shall be obligated to subordinate its interest under this Lease to any lien or encumbrance that may hereafter be placed on, against or affecting the Premises only if, and on the condition that, Landlord shall provide Tenant with a non-disturbance agreement in favor of Tenant from the holder of such lien or encumbrance in the form of Exhibit D attached hereto. Landlord shall, contemporaneously herewith, provide Tenant with a non-disturbance agreement in favor of Tenant from the holder of any existing lien or encumbrance now on, against or affecting the Premises in the form of Exhibit D attached hereto. Landlord represents and warrants to Tenant that ___________________, a __________________, is the only holder of any existing lien or encumbrance now on, against, or affecting the Premises.

ATTORNEYS' FEES. The prevailing party in any lawsuit between the Landlord and Tenant shall be reimbursed by the non-prevailing party for its attorneys' fees and costs.

CAPTIONS. The captions and headings of the paragraphs in this Lease are for convenience only and shall not in any way limit or be deemed to construe or interpret the terms and provisions hereof.

TIME OF ESSENCE. Time is of the essence of this Lease and of all provisions hereof.

GOVERNING LAW. This Lease shall be construed and enforced in accordance with the laws of the State in which the Premises is located.

ENTIRE AGREEMENT. The terms of this Lease are intended by the parties as a final expression of their agreement with respect to such terms as are included in this Lease and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Lease constitutes the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial proceedings, if any, involving this Lease. The Exhibits referred to herein and/or attached hereto are integral parts hereof and are made a part of this Lease by reference.

BROKERS. Tenant and Landlord each represent to the other that it has dealt with no broker in connection with this Lease, and each shall hold the other harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach of such representation. Landlord shall be responsible for the payment of any and all commissions or other fees to any broker concerning this transaction and in no event shall Tenant be responsible for any brokerage fees whatsoever.

REASONABLENESS. Whenever the consent of either party is required hereunder, said consent shall not be unreasonably withheld, conditioned or delayed. Landlord and Tenant agree that should any dispute arise between the parties in relation to this Lease, both Landlord and Tenant shall act in a commercially reasonable manner in regard to and in resolution of such dispute.

AMENDMENTS. This Lease may not be altered, changed, or amended except by an instrument signed by both parties hereto.

PARKING. Tenant shall have the right on a 24 hour, 7 day per week basis to three
(3) reserved, dedicated parking spaces at the Building marked for Tenant's use at no additional rent, to be located within the area shown on the attached Exhibit C (the "PARKING SPACES").

OPTIONS TO RENEW. Subject to the conditions set forth below, Tenant is granted the option to renew this Lease for five (5) successive additional terms of five
(5) years each (the "RENEWAL TERMS"), with the first renewal period commencing on the first day following the expiration of the original Lease Term. Each Renewal Term shall be on the same terms, conditions, provisions and covenants as are set forth herein except the Base Rent, which shall increase by $1.00 per square foot at the commencement of each Renewal Term (i.e., $16.00/square foot for first Renewal Term; $17.00/square foot for second Renewal Term; $18.00/square foot for third Renewal Term; $19.00/square foot for fourth Renewal Term; and $20.00/square foot for fifth Renewal Term). Base Rent shall be inclusive of all real estate taxes and operating expenses throughout the Lease Term, as extended or renewed. Tenant shall provide Landlord with at least six
(6) months prior written notice if Tenant desires to renew this Lease.

RIGHT OF FIRST REFUSAL, SECOND FLOOR. Landlord shall give Tenant written notice of any bona fide offer to lease the contiguous space on the second floor of the Building ("EXPANSION SPACE"), identifying the same and specifying the basic terms and conditions the "OFFER NOTICE"). Tenant shall then have thirty (30) business days after its receipt of the Offer Notice in which Tenant may give Landlord written notice of Tenant's acceptance of up to 2,000 square feet of the Expansion Space on the same terms and conditions of this Lease, including Rent (the "ACCEPTANCE NOTICE"). Prior to giving the Offer Notice to Tenant, and for fifteen (15) business days thereafter, Landlord shall not enter into any lease of the Expansion Space with any other person or entity. If during such thirty
(30) business day period, Tenant gives Landlord an Acceptance Notice, Landlord and Tenant shall then promptly enter into an amendment of this Lease increasing the size of the Premises to include the Expansion Space (or the accepted portion thereof) and increasing Tenant's Proportionate Share to reflect the rentable square feet of the Expansion Space (or the accepted portion thereof). After expiration of such thirty (30) business day period, if Tenant has not given Landlord a timely Acceptance Notice, then Landlord shall be free to lease the Expansion Space to such person or entity, unless the space is thereafter vacant again in which case Landlord shall provide Tenant with another Offer Notice. Tenant's leasehold improvements to the Expansion Space shall be governed by
Section 0 of this Lease.

LIEN WAIVER. Landlord hereby waives any right it may have to assert any lien against the personal property of Tenant whether existing under common law or by statute of the State in which the Premises is located.

ENVIRONMENTAL.

Hazardous or Toxic Materials. Notwithstanding any provision contained in this Lease to the contrary, neither Tenant nor Landlord shall cause any escape, release or disposal of "Hazardous Materials" (as hereinafter defined) in, at, on or under the Premises, the Building, or the real property of which the Premises and the Building are a part (the "REAL PROPERTY"). Neither Tenant nor Landlord shall store or use Hazardous Materials in, at, on or under the Premises, Building, or Real Property, except as necessary for use in the ordinary course of business, and then only in accordance with applicable laws, regulations and ordinances. If during the Lease Term or any extension thereof, Tenant, or any third party acting on Tenant's behalf, encounters any Hazardous Materials during the performance of any alterations or other work, TENANT SHALL INFORM LANDLORD OF SUCH FACT. Landlord, at Landlord's sole cost and expense, shall appropriately handle the Hazardous Materials that are disturbed in the Building. Notwithstanding anything to the contrary, Tenant shall not (a) have any responsibility for managing, monitoring, disposing or abating, (b) be the owner of or (c) have any liability for or in connection with, any Hazardous Materials not introduced by Tenant during the Lease Term.

Allowable Use Of Certain Hazardous Materials. Tenant may use and store the following materials in the ordinary course of its business: reasonable amounts of standard cleaning fluid and materials customarily used in conjunction with business machines; cleaning supplies in reasonable quantities; materials customarily used in conjunction with Tenant's fuel tanks, generators, and batteries; and any other materials deemed necessary to Tenant's business. Landlord may use, but not store, on the Premises the following materials in the ordinary course of business: cleaning supplies, insecticides, fungicides and rodenticides.

Definition Of Hazardous Materials. For purposes of this Lease, "HAZARDOUS MATERIALS" means all hazardous or toxic materials or substances that have been determined to be hazardous to health or the environment under any applicable city, county, state or Federal law, rule or regulation, including, but not limited to, hazardous waste as defined in the Resource Conservation and Recovery Act; hazardous substances as defined in the Comprehensive Emergency Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act; gasoline or any other petroleum product or by-product or other hydrocarbon derivative; toxic substances regulated by the Toxic Substances Control Act; insecticides, fungicides, or rodenticides regulated by the Federal Insecticide, Fungicide, and Rodenticide Act; asbestos, radon and other toxic or hazardous air pollutants regulated by the Clean Air Act, as amended; substances determined to be hazardous or toxic water pollutants regulated by the Clean Water Act, as amended; and toxic or hazardous chemicals regulated by the Occupational Safety and Health Act, as amended. References to any statute, act, regulation or rule shall include amendments as they are made from time to time.

Covenants. Tenant and Landlord each covenant that removal, disposal, handling, use and storage of any Hazardous Materials by such party at the Premises, Building, and/or Real Property shall comply with all applicable Federal, state and local laws, rules and regulations. If either Tenant's or Landlord's use, transportation, storage or disposal of Hazardous Materials results in contamination of the Premises, Building or Real Property, Tenant or Landlord (as the case may be) shall notify the other party of its method, time and procedure for any clean-up or removal of the Hazardous Materials. The party notified shall have the right to require reasonable changes in such method, time or procedure, or require that the same be done after normal business hours or when the Building is otherwise closed (i.e., weekends or holidays), except that if Tenant or Landlord is under a duty by Federal, state, or local laws, regulations or ordinances to immediately remove the contamination, or is under an order to proceed in a specified manner, that party shall comply with the law, regulation, ordinance or order.

Environmental Indemnification.

Tenant shall defend, indemnify and hold Landlord harmless from any and all claims, damages, penalties, costs, liabilities or losses and any and all costs incurred due to the investigation, clean-up, removal or restoration of the Premises, Building and Real Property if such claims, damages, penalties, costs, liabilities or losses are incurred solely due to Hazardous Materials introduced to the Premises, Building or Real Property through the actions of Tenant, Tenant's agents, employees or contractors during the Lease Term. Tenant shall not indemnify Landlord for releases of Hazardous Materials that exist on, in or under the Premises, Building, or Real Property at the time of the execution of this Lease, or which are introduced to the Premises, Building, or Real Property by some other tenant or by Landlord.

Landlord shall defend, indemnify and hold Tenant harmless from any and all claims, damages, penalties, costs, liabilities or losses and any and all costs incurred due to the investigation, clean-up, removal or restoration of the Premises, Building, or Real Property if such claims, damages, penalties, costs, liabilities or losses concern the introduction of Hazardous Materials in, at, on or under the Premises, Building, or Real Property through the actions of Landlord, Landlord's agents, employees or contractors.

The provisions contained in this Section 0 shall survive the expiration or sooner termination of this Lease.

DEED OF LEASE. For purposes of Section 55-2, Code of Virginia (1950), as amended, this Lease is and shall be deemed to be a deed of lease. For purposes of Section 55-218.1, Code of Virginia (1950), as amended, Landlord's resident agent for service of process is:

                             SIGNATURES ON NEXT PAGE

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease effective as of the date and year first written above.

                                        LANDLORD

                                        _______________________________,
                                        a ______________________________

                                        By:_____________________________________
                                        Print Name:_____________________________
                                        Print Title:____________________________
                                        Date:___________________________________

                                        TENANT

                                        MCI WORLDCOM NETWORK SERVICES,
                                        INC., a Delaware corporation

                                        By:_____________________________________
                                        Print Name:_____________________________
                                        Print Title:____________________________
                                        Date:___________________________________

STATE OF _______________________)
                                ) ss.
COUNTY OF ______________________)

         On this _____ day of _______, 2003, before me, a notary public in and for said county and state, personally came ___________________, a ____________________President of ____________________________________, which is
_______________ of ______________________, a ____________________, known to me to be the identical person who signed the foregoing Equipment Site Lease Agreement on behalf of said corporation and limited partnership and acknowledged the execution thereof to be the voluntary act and deed of said corporation and limited partnership.

         WITNESS my hand and notarial seal the day and year last above written.

                                        ________________________________________
                                        Notary Public

My Commission Expires:

__________________________
          [SEAL]

STATE OF _______________________)
                                ) ss.
COUNTY OF ______________________)

         On this _____ day of _______, 2003, before me, a notary public in and for said county and state, personally came _____________________, a ______________________President of MCI WorldCom Network Services, Inc., known to me to be the identical person who signed the foregoing Equipment Site Lease Agreement on behalf of said corporation and acknowledged the execution thereof to be the voluntary act and deed of said corporation.

         WITNESS my hand and notarial seal the day and year last above written.

                                        ________________________________________
                                        Notary Public

My Commission Expires:

__________________________
          [SEAL]

                                    EXHIBIT A

                          LEGAL DESCRIPTION OF BUILDING

All of that certain parcel of land situate and being in Arlington County, Virginia and more particularly described as:

Parcel 1-B, containing 2.45783 acres, being a Resubdivision of the Property of Pentagon Tract Development Corporation and River House Corporation, being a part of Parcel "B-2-B" Ambassador Inc. & "H" Street Building Corp., as the same are shown on a plat attached to Deed of Resubdivision recorded in Deed Book 2062 at page 914, among the aforesaid land records.

                                   EXHIBIT B-1

                             SECOND FLOOR SITE PLAN

                                   EXHIBIT B-2

                  GENERATOR AREA AND ELECTRICAL AREA SITE PLAN

                                   EXHIBIT B-3

                             LOCATION OF DRY COOLERS

                                   EXHIBIT B-4

                 FUEL TANK AREA AND UTILITY VAULT AREA SITE PLAN

                                    EXHIBIT C

                        TENANT'S DEDICATED PARKING SPACES

                                    EXHIBIT D

                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

         THIS AGREEMENT dated the ___ day of ____________, 20___, between _______________________________________________________, hereinafter called the
"MORTGAGEE", and MCI WORLDCOM NETWORK SERVICES, INC., hereinafter called the "TENANT".

                              W I T N E S S E T H:

         WHEREAS, the Tenant has entered into a certain Lease, as may be hereafter amended (the "LEASE"), dated ___________ _______, 200__with _____________________________, hereinafter called the "LANDLORD", covering premises in the Pentagon City Two building located at 601 S. 12th Street, Arlington, Virginia (the "BUILDING").

         WHEREAS, the Mortgagee has made a mortgage loan (the "MORTGAGE") to the Landlord; and

         WHEREAS, the Tenant desires to be assured of continued occupancy of such premises under the terms of the Lease.

         NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) by each party in hand paid to the other, the receipt of which is hereby acknowledged, it is hereby agreed as follows:

The Lease is and shall be subject and subordinate to the Mortgage insofar as it affects the real property of which the Premises (as such term is defined by the Lease) form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of the principal sum secured thereby and interest thereon.

So long as Tenant is not in default under any of the terms, covenants, or conditions of the Lease beyond all applicable notice and cure periods, if the interest of the Landlord under the Lease is acquired by Mortgagee, by reason of exercise of the power of sale or the foreclosure of the Mortgage or other proceedings brought to enforce the rights of the holder thereof, whether by deed in lieu of foreclosure or by any other method, Tenant shall peaceably and quietly have, hold, and enjoy the Premises and the appurtenant rights thereto for the full Lease Term, including any renewals or extensions thereof. In the event it should become necessary to foreclose the Mortgage, the Mortgagee thereunder will not join the Tenant under said Lease in summary or foreclosure proceedings, so long as Tenant is not in default beyond any applicable cure periods under any of the terms, covenants, or conditions of said Lease.

In the event that the Mortgagee shall, in accordance with the foregoing, succeed to the interest of the Landlord under such Lease, the Mortgagee agrees to be bound to the Tenant under all of the terms, covenants and conditions of the Lease, and the Tenant shall, from and after such event, have the same remedies against the Mortgagee for the breach of an agreement contained in the

Lease that the Tenant might have had under the Lease against the Landlord if the Mortgagee had not succeeded to the interest of the Landlord; provided, however, that the Mortgagee shall not be:

                           (a) liable for any act or omission of any prior landlord (including the Landlord); provided that the foregoing shall not limit Mortgagee's obligation to correct any conditions that existed as of the date of attornment and violate Mortgagee's obligations as landlord under the Lease; or

                           (b) bound by any rent or additional rent which the Tenant might have paid for more than the current month to any prior landlord (including the Landlord).

Mortgagee consents to the terms of the Lease and agrees that the exercise by the Tenant of its rights under the Lease shall not constitute a default under the Mortgage.

Mortgagee's consent shall not be required for any amendment or modification of the Lease.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

This Agreement may not be discharged or modified orally or by any course of conduct of the parties hereto other than by agreement in writing specifically referring to this Agreement and signed by the party or parties to be charged thereby.

         IN WITNESS WHEREOF, the parties hereto have executed these presents the day and year first above written.

                                        MORTGAGEE

                                        ________________________________________

                                        By:_____________________________________
                                        Its:____________________________________
                                        Date:___________________________________

                                        TENANT

                                        ________________________________________

                                        By:_____________________________________
                                        Its:____________________________________
                                        Date:___________________________________

                                    EXHIBIT Q

                              SALE PROCEDURES ORDER

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-------------------------------------X
IN RE                                  :
                                       :        CHAPTER 11 CASE NO.
WORLDCOM, INC., ET AL.,                :        02-13533 (AJG)
                                       :
                                       :        (JOINTLY ADMINISTERED)
               DEBTORS.                :
-------------------------------------X

             ORDER (A) ESTABLISHING PROCEDURES FOR DEBTORS' PROPOSED
          AUCTION OF PENTAGON CITY AND RELATED PROPERTY, (B) APPROVING
               "BREAK-UP FEE" ARRANGEMENT WITH PROPOSED PURCHASER,
                 (C) ESTABLISHING DATE AND TIME FOR SALE HEARING
                  AND (D) APPROVING FORM AND MANNER OF NOTICES

                  A hearing having been held on [___________], 2003 (the "Hearing"), to consider the motion, dated [___________], 2003 (the "Motion"), of WorldCom, Inc. and certain of its direct and indirect subsidiaries, as debtors and debtors in possession (collectively, "WorldCom" or the "Debtors"), for, among other things, the entry of an order pursuant to sections 105 and 363 of title 11 of the United States Code (the "Bankruptcy Code"), and Rule 6004 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), (a) scheduling a hearing to consider the proposed sale (the "Sale Hearing") by the Debtors of certain real property known as "Pentagon City" and certain related personal property, including the assignment or assumption and assignment of certain contracts and leases in connection therewith (collectively, the "Assets"), free and clear of liens, claims, and encumbrances, pursuant to the Real Estate Purchase Contract, dated as of [_________], 2003, between MCI WORLDCOM Network Services, Inc. ("MCI"), as seller, and [_____________________], as purchaser ("Purchaser"), a copy of which is annexed to the Motion as Exhibit "A" (the "Agreement"), subject to higher and better offers, (b) establishing procedures for the proposed auction by the Debtors of the Assets, including for the submission of competing offers to acquire the Assets, (c) approving the terms and conditions of the grant of a proposed "break-up fee" to Purchaser, and (d) approving the form and manner of notice of the auction procedures and the Sale Hearing pursuant to Bankruptcy Rule 2002, all as more fully set forth in the Motion; and the Court having jurisdiction to consider the Motion and the relief requested therein pursuant to 28 U.S.C. Sections 157 and 1334 and the Standing Order of Referral of Cases to Bankruptcy Court Judges of the District Court for the Southern District of New York, dated July 19, 1984 (Ward, Acting C.J.); and consideration of the Motion and the relief requested therein being a core proceeding pursuant to 28 U.S.C.
Section 157(b); and venue being proper before this Court pursuant to 28 U.S.C. Sections 1408 and 1409; and due and proper notice of the Motion having been provided in accordance with the Court's case management order, dated December 23, 2002, and it appearing that no other or further notice need be provided; and the Court having reviewed the Motion and the papers in support thereof and the responses thereto, if any; and upon the Motion, the papers in support thereof and the responses thereto, if any, and the record of the Hearing; and the Court having found and determined that the legal and factual bases set forth in the Motion and at the Hearing establish just cause for the relief granted herein; and that the relief requested in the Motion is an exercise of the Debtors' sound business judgment and is in the best interests of the Debtors and their estates and creditors; and upon all of the proceedings had before the Court and after due deliberation and sufficient cause appearing therefor, it is

                  ORDERED that the following procedures (the "Auction Procedures") relating to the submission and consideration of competing offers for the Assets (each, an "Alternative

Transaction") are hereby established and approved and the Debtors are authorized to conduct an auction of the Assets (the "Auction") in accordance therewith:

                  1. The Debtors shall provide (a) notice of the Sale Hearing and Auction Procedures, substantially in the form of Exhibit ___ to the Motion, together with a copy of the Agreement to all parties known to the Debtors as having expressed a bona fide interest in acquiring the Assets and (b) a copy of the Agreement to all other prospective offerors and parties in interest upon written request to the Debtors through their real estate consultant, Hilco Real Estate, LLC, at the address set forth in paragraph 2, below.

                  2. Any party wishing to conduct due diligence on the Assets shall, upon execution by such prospective offeror of a confidentiality agreement and access agreement, each in form and substance satisfactory to the Debtors, and delivery to the Debtors of such prospective offeror's certified financial statements for the preceding two years (or other evidence establishing to the Debtors' satisfaction such prospective offeror's financial capability to timely consummate an Alternative Transaction) be granted access to Pentagon City, subject to the rights of the government, as lessee, and to all relevant business and financial information necessary to enable such party to evaluate the Assets for the purpose of submitting a competing offer for an Alternative Transaction. The Debtors shall make such access available during normal business hours as soon as reasonably practicable. Parties interested in conducting due diligence should contact Alan Lieberman at Hilco Real Estate, LLC, 5 Revere Drive, Suite 320, Northbrook, Illinois 60062, Telephone
                           (847) 504-2453, Facsimile (847) 714-1289.

                  3. To be considered, each competing offer for an Alternative Transaction shall (a) be irrevocable through the date of the closing of the sale of the Assets, (b) be made by a party satisfying the conditions described in the preceding paragraph 2 (a "Competing Offeror"), (c) be submitted in writing and delivered to (i) WorldCom, Inc., Corporate Real Estate, 2400 North Glenville, Richardson, Texas 75082, Attn: Brian Trosper, (ii) Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, Attn: Elliot L. Hurwitz, Esq., Sharon Youdelman, Esq. and Scott E. Cohen, Esq., counsel to the Debtors, (iii) Hilco Real Estate, LLC, 5 Revere Drive, Suite 320, Northbrook, Illinois 60062, Attn:
                           Alan Lieberman and (iv) Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York 10178, Attn: Mark I. Bane, Esq. and Mark R. Somerstein, Esq., counsel to the statutory committee of unsecured creditors (the "Committee"), so as to be received not later than 12:30 p.m. New York City time, on [___________], 2003 and (d) include the following:

                           (i) A statement of the Competing Offeror's intent to bid at the Auction;

                           (ii)     A written agreement executed by the
                                    Competing Offeror, together with a copy of such agreement marked to show the specific changes to the Agreement that the Competing Offeror requires;

                           (iii) A purchase price for the Assets that exceeds the Purchase Price, as defined in the Agreement, by at least $2,800,000;

                           (iv) (A) A good faith deposit in the amount of $7,000,000 in cash or in other form of immediately available U.S. funds (subject to an escrow agreement substantially in the form of the escrow agreement annexed as Exhibit "D" to the Agreement) (the "Initial Deposit") and (B) a written commitment or other evidence acceptable to the Debtors of the Competing Offeror's ability to provide, in the event such offer ultimately is determined by the Debtors to be the Final Auction Offer (as defined below), a further deposit in cash or other form of immediately available U.S. funds (subject to an escrow agreement on the same terms as the escrow agreement executed in connection with the delivery of the Initial Deposit) in the amount sufficient to bring the total amount of such Competing Offeror's deposit up to the amount that is equal to 10% of the purchase price, exclusive of assumed liabilities as calculated by the Debtors, proposed by such Competing Offeror (the "Remaining Deposit," and together with the Initial Deposit, the "Full Deposit") within one business day after the Debtors have notified the Competing Offeror that its offer has been determined by the Debtors to be the Final Auction Offer;

                           (v) Evidence, acceptable to the Debtors, of the Competing Offeror's (A) ability to consummate the transaction within ten (10) days after the entry of an order approving the sale and (B) future performance to counterparties under the contracts and leases proposed to be assigned, including such adequate assurance as may be required by section 365 of the Bankruptcy Code.

                  4. Competing offers shall be unconditional and not contingent upon any event, including, without limitation, any due diligence investigation, the receipt of financing or the receipt of any further approval, including, without limitation, from any board of directors, shareholders or otherwise. Any person submitting a competing offer hereby shall be deemed to have submitted to the jurisdiction of this Court.

                  5. The Debtors may, in their discretion, communicate prior to the Sale Hearing with any Competing Offeror, in which event, such Competing Offeror shall provide to the Debtors, within one business day after the Debtors' request therefor, any additional information reasonably required by the Debtors in connection with the Debtors' evaluation of such Competing Offeror's offer.

                  6. Prior to the Auction, the Debtors shall evaluate Purchaser's offer, as embodied in the Agreement, and any competing offers they have received, and after consultation with the Committee, shall select the offer the Debtors determine to be the highest and best offer for the Assets (the "Initial Auction Offer"). In considering Purchaser's Offer and competing offers, the Debtors shall consider, among other things, the value thereof to their estates, the changes to the Agreement required by the Competing Offeror, the Competing Offeror's satisfaction of any governmental or regulatory requirements, and the Competing Offeror's ability to finance, and timely consummate, its proposed Alternative Transaction.

                  7. The Auction shall be conducted by the Debtors or their representatives on invitation to Purchaser and all qualified Competing Offerors that have submitted competing offers in accordance with these procedures, and shall commence on [_______ __], 2003 at [__:__]
                           _.m. New York City time at the offices of the Debtors' counsel, Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153.

                  8. At the commencement of the Auction, the Debtors shall announce the Initial Auction Offer. All bids at the Auction shall be increased therefrom, and thereafter made, in increments of no less than Two Hundred Thousand Dollars ($200,000). The Purchaser may submit competing offer(s) ("Purchaser Subsequent Offer") without waiving its right to the Break-Up Fee (as defined below) in the event an Alternative Transaction is consummated with a Successful Offeror (as defined below) other than Purchaser (or an affiliate of Purchaser). The Purchaser may not apply or credit any portion of the Break-Up Fee as a component of Purchaser Subsequent Offers.

                  9. Following the conclusion of the Auction, and after consultation with the Committee's counsel and financial advisor, the Debtors shall select the offer that they determine to be the highest and best offer for the Assets (the "Final Auction Offer") and shall inform the party having submitted the Final Auction Offer (the "Successful Offeror") and file with the Court a notice of such selection. Within one business day after the Debtors so notify the Successful Offeror that its offer has been determined by the Debtors to be the Final Auction Offer, the Successful Offeror, whether or not such party is Purchaser, shall deliver the Remaining Deposit to the Debtors. At the Sale Hearing, the Court will consider the Final Auction Offer for approval.

                  10. Each Initial Deposit and Remaining Deposit shall be maintained in an interest-bearing account and be subject to the jurisdiction of this Court. The Full Deposit shall be applied by the Debtors against the purchase price to be paid by the Successful Offeror at the closing of the transaction approved by the Court. Promptly following such closing, each Initial Deposit submitted by a party other than a Successful Offeror, together with any interest paid thereon, shall be returned.

                  11. In the event the Successful Offeror fails to consummate said transaction due to its breach of the terms of its agreement with the Debtors, such Successful Offeror's Full Deposit, together with any interest paid thereon, shall be forfeited to the Debtors and the Debtors may request authority to consummate a transaction with the Competing Offeror having submitted the next highest and best offer at the final price and terms bid by such Competing Offeror at the Auction (or, if such Competing Offeror fails to consummate such transaction, the Debtors may consummate a transaction with the next highest and best Competing Offeror, and so forth, such subsequent offeror(s) shall be deemed the "Successful Offeror" for purposes of this Order), subject to the delivery by any such Successful Offeror of the Remaining Deposit within one business day after notification by the Debtors.

                  12. No offer shall be deemed accepted unless and until it is approved by this Court;

and it is further

                  ORDERED that in the event the Court approves a Final Auction Offer constituting a higher and better offer for the Assets than the Agreement or Purchaser Subsequent Offers and the Debtors consummate such Alternative Transaction with a Successful Offeror other than Purchaser or an affiliate of Purchaser, the Purchaser shall be entitled to a "break-up fee" in the amount of $2,600,000 (the "Break-Up Fee") payable to Purchaser in cash, by wire transfer of immediately available funds to an account designated in writing by Purchaser, on the business day following the date of consummation of the Alternative Transaction; provided however, that Purchaser shall not be entitled to any Break-Up Fee in the event Purchaser is a Successful Offeror and fails to consummate the transaction by reason of its breach of the terms of its agreement with the Debtors. Upon payment of the Break-Up Fee and return of the Purchaser's Initial Deposit, the Debtors shall be fully released and discharged from any liability or obligation arising under or relating to the Agreement, and neither Purchaser nor any of its affiliates shall have any other remedy or cause of action under or in relation to the Agreement including, without limitation, the reimbursement of expenses incurred in connection with the Agreement and the transactions contemplated thereby. Immediately upon consummation of an Alternative Transaction with a Successful Offeror other than Purchaser or an affiliate of Purchaser, Purchaser shall be released from any and all obligations under the Agreement; and it is further

                  ORDERED that upon the return of the Initial Deposit submitted by each unsuccessful Competing Offeror following the closing of a transaction with the Successful Offeror, the Debtors shall be fully released and discharged from any liability or obligation arising under or relating to each Competing Offeror's offer, and neither such Competing Offeror nor any of its affiliates shall have any other remedy or cause of action under or in relation to the sale of the Assets or any other relief requested in the Motion including, without limitation, the reimbursement of expenses incurred in connection with each Competing Offeror's offer and the transactions contemplated thereby; and it is further

                  ORDERED that the Sale Hearing to consider the sale of the Assets, the Debtors' selection of the highest and best offer therefor, and the remainder of the relief requested in the Motion shall be held on [______ __], 2003 at 10:00 a.m. (New York City time); and it is further

                  ORDERED that objections, if any, to the sale of the Assets, the Debtors' selection of the highest and best offer therefor, and the remainder of the relief requested in the Motion, including objections from counterparties to the contracts and leases proposed to be assigned, including with respect to amounts entitled to be treated as cure obligations under section 365 of the Bankruptcy Code, shall be set forth in writing and state with particularity the nature and extent of the objector's interests in the Debtors and their estates and the grounds for such objections or other statements of position and shall be filed with the Bankruptcy Court and served upon (i) Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, Attention: Scott E. Cohen, Esq.; (ii) the Office of the United States Trustee for the Southern District of New York, 33 Whitehall Street, 21st floor, New York, New York 10004, Attention: Mary Elizabeth Tom, Esq.; (iii) Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York 10178, Attn: Mark I. Bane, Esq., and Mark R. Somerstein, Esq.; (iv) Kirkpatrick & Lockhart LLP, 1800 Massachusetts Avenue, Washington, DC 20036,
Attention: Richard Thornburgh, Esq.; (v) Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, Attn: Douglas Bartner, Esq. and Marc B. Hankin, Esq.; and (vii) Holland & Knight LLP, 2099 Pennsylvania Avenue, NW, Suite 100, Washington, D.C. 20006, Attn: Scott Sterling, Esq. and Richard Lear, Esq., so as to be actually received by 4:00 p.m. (New York City time) on [_______], 2003; and it is further

                  ORDERED that the Debtors may extend the deadlines in the bidding procedures set forth above, adjourn the Auction either prior to the scheduled date and time therefor (in such event notice of such adjournment and rescheduling of the Auction, if any, shall be provided to all parties submitting qualified competing offers) or by announcement at the Auction, and/or adjourn the Sale Hearing by announcement in open Court (in such event the Debtors shall provide notice of the rescheduled Sale Hearing, if any, to all parties submitting qualified competing offers); and it is further

                  ORDERED that, as soon as practicable after entry of this Order, notice substantially in the form annexed as Exhibit __ to the Motion shall be (i) provided to all potential interested parties identified by the Debtors, all parties included in the Service List maintained pursuant to the Case Management Order dated December 23, 2002, all taxing authorities having jurisdiction in respect of the Assets, all parties asserting liens against the Assets, all counterparties to service contracts relating to Pentagon City, the lessee of the Pentagon City property and (ii) published in The Washington Post and The Wall Street Journal (National Edition), and such notice shall constitute good and sufficient notice of this Order, the Auction Procedures, and the Sale Hearing, and it is further

                  ORDERED that this Order shall become effective immediately upon its entry; and it is further

                  ORDERED nothing herein shall prejudice any party's right to object to the approval of the proposed sale of the Assets or any other relief sought by the Debtors at the Sale Hearing; and it is further

                  ORDERED that the Court shall retain jurisdiction over any matter or dispute arising from or relating to the implementation of this Order. This retention of jurisdiction shall not be deemed to extend to any dispute that does not involve the interpretation, construction, enforcement and/or effect of this Order or the Agreement.

Dated: New York, New York
    _______ __, 2003

                                        ________________________________________
                                             United States Bankruptcy Judge